UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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RIMAGE CORPORATION
(Name of Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Rimage Corporation
7725 Washington Avenue South
Edina, Minnesota 55439
(952) 683-7900

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS To Be Held May 21, 2013

TO THE SHAREHOLDERS OF RIMAGE CORPORATION:

          NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Rimage Corporation, a Minnesota corporation, will be held on Tuesday, May 21, 2013, at 2:30 p.m. (Minneapolis, Minnesota time), at 4200 IDS Center, 80 South Eighth Street, Minneapolis, Minnesota 55402, for the following purposes:

1.	To elect eight (8) directors to serve until the next Annual Meeting of the Shareholders or until their respective successors have been elected and qualified;

2.	To approve a stock option exchange for our non-executive employees;

3.	Cast an advisory vote on executive compensation; and

4.	To ratify and approve the appointment of KPMG LLP as the independent registered public accounting firm for Rimage Corporation for the year ending December 31, 2013.

          Only holders of record of Rimage Corporation’s common stock at the close of business on April 1, 2013 are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.

          Each of you is invited to attend the Annual Meeting in person. Whether or not you plan to attend in person, please mark, date and sign the enclosed proxy, and mail it promptly. A return envelope is enclosed for your convenience.

By Order of the Board of Directors

Sherman L. Black
President and Chief Executive Officer

April 16, 2013

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, PLEASE VOTE YOUR SHARES IN ONE OF THE WAYS DESCRIBED IN THE PROXY STATEMENT AS PROMPTLY AS POSSIBLE.

IMPORTANT NOTICE REGARDING AVAILABILITY
OF PROXY MATERIALS FOR THE
2013 ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON TUESDAY, MAY 21, 2013

          We are making our proxy materials available electronically via the Internet. You may access the following proxy materials at www.rimagecorp.com by following the link for “Investors” and then “Annual Meeting Materials”:

—	Notice of 2013 Annual Meeting of Shareholders to be held on Tuesday, May 21, 2013;

—	Proxy Statement for 2013 Annual Meeting of Shareholders to be held on Tuesday, May 21, 2013; and

—	Annual Report on Form 10-K for the year ended December 31, 2012.

          These proxy materials are available free of charge and will remain available through the conclusion of the Annual Meeting. Additionally, we will not collect information, such as “cookies,” that would allow us to identify visitors to the site.

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Rimage Corporation
7725 Washington Avenue South
Edina, Minnesota 55439
(952) 683-7900

PROXY STATEMENT

Solicitation of Proxies

          The accompanying Proxy is solicited on behalf of the Board of Directors of Rimage Corporation (“we” or “Rimage”) for use at the Annual Meeting of Shareholders to be held on May 21, 2013, at 2:30 p.m. (Minneapolis, Minnesota time) at 4200 IDS Center, 80 South Eighth Street, Minneapolis, Minnesota 55402, and at any postponements or adjournments thereof (the “Annual Meeting”). The mailing of this proxy statement to our shareholders commenced on or about April 16, 2013.

Cost and Method of Solicitation

          This solicitation of proxies to be voted at the Annual Meeting is being made by our Board of Directors. The cost of this solicitation of proxies will be borne by us. In addition to solicitation by mail, our officers, directors and employees may solicit proxies by telephone or in person. We may also request banks and brokers to solicit their customers who have a beneficial interest in our common stock registered in the names of nominees and will reimburse such banks and brokers for their reasonable out-of-pocket expenses.

Voting

          The total number of shares outstanding and entitled to vote at the Annual Meeting as of April 1, 2013 consisted of [8,658,932] shares of common stock, $0.01 par value. Each share of common stock is entitled to one vote. Only shareholders of record at the close of business on April 1, 2013 will be entitled to vote at the Annual Meeting.

          All shareholders are cordially invited to attend the Annual Meeting in person. Whether or not you expect to attend the Annual Meeting, please complete, date, sign and return the enclosed proxy as promptly as possible (or follow instructions to grant a proxy to vote by means of telephone or internet) in order to ensure your representation at the Annual Meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for that purpose. Even if you have given your proxy, you may still vote in person if you attend the Annual Meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the Annual Meeting, you must bring to the Annual Meeting a letter from the broker, bank or other nominee confirming your beneficial ownership of the shares. Additionally, in order to vote at the Annual Meeting, you must obtain from the record holder a proxy issued in your name.

Differences Between Shareholder of Record and Beneficial Owners

          You are a shareholder of record if at the close of business on the record date your shares were registered directly in your name with Wells Fargo Shareowner Services, our transfer agent.

          You are a beneficial owner if at the close of business on the record date your shares were held by a bank, brokerage firm or other nominee and not in your name. Being a beneficial owner means that, like many of our shareholders, your shares are held in “street name.” As the beneficial owner, you have the right to direct your broker or nominee how to vote your shares by following the voting instructions your broker or other nominee provides. If you do not provide your broker or nominee with instructions on how to vote your shares, your broker or nominee will be able to vote your shares with respect to only one of the proposals being presented to shareholders at the Annual Meeting.

          Record holders should review the additional information below under “Casting Your Vote as a Record Holder.”

          Street name holders should review the additional information below under “Casting Your Vote as a Street Name Holder.”

Quorum and Voting Requirements

          A quorum, consisting of a majority of the shares of common stock entitled to vote at the Annual Meeting, must be present, in person or by proxy, before action may be taken at the Annual Meeting.

          Proposal 1 relates to the election of directors. Directors are elected by a plurality of the votes cast at the Annual Meeting by holders of common stock voting for the election of directors. This means that since shareholders will be electing eight directors, the eight nominees receiving the highest number of votes will be elected. You may either vote “FOR” or “WITHHOLD” authority to vote for each nominee for the Board of Directors. If you withhold authority to vote for the election of one of the directors, it has the same effect as a vote against that director.

          The affirmative vote of the holders of the majority of the shares present, in person or by proxy, and entitled to vote is required for approval of:

•	Proposal 2: Approval of a Stock Option Exchange for Non-Executive Employees,

•	Proposal 3: Advisory Vote on Executive Compensation, and

•	Proposal 4: Ratification of Independent Registered Pubic Accounting Firm.

You may vote “FOR,” “AGAINST” or “ABSTAIN” on Proposals 2, 3 and 4.

          Abstentions will be counted for purposes of calculating whether a quorum is present at the Annual Meeting, but are not counted for the purposes of determining whether shareholders have approved that matter. Therefore, if you abstain from voting on Proposals 2, 3 or 4, it has the same effect as a vote against that proposal. A “broker non-vote” occurs when a broker or other nominee does not receive voting instructions from the beneficial owner and does not have the discretion to direct the voting of the shares. Broker non-votes will be counted for purposes of calculating whether a quorum is present at the Annual Meeting, but will not be counted for purposes of determining the number of votes present in person or represented by proxy and entitled to vote with respect to a particular proposal. Thus, a broker non-vote will not affect the outcome of the vote on a proposal that requires a plurality of votes cast (Proposal 1) or the approval of a majority of the votes present in person or represented by proxy and entitled to vote (Proposals 2, 3 and 4).

          Pursuant to an agreement dated March 18, 2013 (the “Dolphin Agreement”) between us and Dolphin Limited Partnership III, L.P. (“Dolphin III”), Dolphin Associates III, LLC, and Dolphin Holdings Corp. III (collectively, “Dolphin”), Dolphin will vote all of the shares of our common stock that it beneficially owns in favor of the election of each nominees named below and in accordance with the recommendations of our Board of Directors with respect to all other proposals presented to shareholders at the Annual Meeting. See “Corporate Governance – Agreement with Dolphin” below for a summary of the Dolphin Agreement.

          So far as our management is aware, no matters other than those described in this proxy statement will be acted upon at the Annual Meeting. In the event that any other matters properly come before the Annual Meeting calling for a vote of shareholders, the persons named as proxies in the enclosed form of proxy will vote in accordance with their best judgment and in accordance with the Dolphin Agreement on such other matters.

Casting Your Vote as a Record Holder

          If you are the shareholder of record of your shares and you do not vote by proxy card, by telephone, via the Internet or in person at the Annual Meeting, your shares will not be voted at the Annual Meeting. If you are a record holder and you vote your shares, the individuals named on the proxy card will vote your shares as you have directed. If you just sign and submit your proxy without voting instructions, your shares will be voted “FOR” each director nominee identified in Proposal 1, “FOR” each of Proposals 2, 3 and 4.

Casting Your Vote as a Street Name Holder

          If you are a street name holder and you do not vote by proxy card, by telephone, via the Internet or in person at the Annual Meeting, your broker or nominee may vote your shares only on those proposals on which it has discretion to vote. Your broker is entitled to vote in its discretion on Proposal 4, the ratification of KPMG LLP as our independent registered public accounting firm for 2013.

          If you hold your shares in street name and do not vote or do not provide voting instructions to your broker or nominee, your shares will not be voted on any proposal on which your broker does not have discretionary authority to vote. This is sometimes called a “broker non-vote.” Brokers and nominees do not have discretionary authority to vote on:

•	Proposal 1: Election of Directors,

•	Proposal 2: Approval of a Stock Option Exchange for Non-Executive Employees, or

•	Proposal 3: Advisory Vote on Executive Compensation.

          As a result, if you hold your shares in street name and do not vote or do not provide voting instructions to your broker or nominee, no votes will be cast on your behalf on Proposals 1, 2 or 3. Because of these broker voting rules, all street name holders are urged to provide instructions to their brokers or nominees on how to vote their shares at the Annual Meeting.

Make your vote count! Instruct your broker how to cast your vote!

          If you hold your shares in street name, your broker will continue to have discretion to vote any uninstructed shares on Proposal 4: Ratification of Independent Registered Public Accounting Firm.

Revoking a Proxy

          You may change your vote and revoke your proxy at any time before it is voted by:

•	Sending a written statement to that effect to the Secretary of Rimage Corporation;

•	Submitting a properly signed proxy card with a later date;

•	If you voted by telephone or through the Internet, by voting again either by telephone or through the Internet prior to the close of the voting facility; or

•	Voting in person at the Annual Meeting.

          All shares represented by valid, unrevoked proxies will be voted at the Annual Meeting and any adjournment(s) or postponement(s) thereof. Our principal offices are located at 7725 Washington Avenue South, Edina, Minnesota 55439, and our telephone number is (952) 683-7900.

Annual Meeting and Special Meetings; Bylaw Amendments

          This 2013 Annual Meeting of Shareholders is a regular meeting of our shareholders and has been called by our Board of Directors in accordance with our bylaws. Under our bylaws, special meetings of our shareholders may be held at any time and for any purpose and may be called by our President, Treasurer, two or more directors or by a shareholder or shareholders holding 10% or more of the voting power of all shares entitled to vote on the matters to be presented to the meeting, except that a special meeting for the purpose of considering any action to directly or indirectly facilitate or affect a business combination, including any action to change or otherwise affect the composition of the Board of Directors for that purpose, must be called by 25% or more of the voting power of all shares entitled to vote. The business transacted at a special meeting is limited to the purposes as stated in the notice of the meeting. For business to be properly brought before a regular meeting of shareholders, a written notice containing the required information must be timely submitted. For more information, please review our bylaws and the section of this proxy statement entitled “Shareholder Proposals for 2014 Annual Meeting.”

          Our bylaws may be amended or altered by a vote of the majority of the whole Board at any meeting. The authority of the Board is subject to the power of our shareholders, exercisable in the manner provided by Minnesota law, to adopt or amend, repeal bylaws adopted, amended, or repealed by the Board. Additionally, the Board may not make or alter any bylaws fixing a quorum for meetings of shareholders, prescribing procedures for removing directors or filling vacancies in the Board of Directors, or fixing the number of directors or their classifications, qualifications, or terms of office, except that the Board may adopt or amend any bylaw to increase their number.

OWNERSHIP OF VOTING SECURITIES BY PRINCIPAL HOLDERS AND MANAGEMENT

          The following table sets forth certain information as of April 1, 2013 with respect to our common stock beneficially owned by (i) each director and each nominee for director, (ii) each person known to us to beneficially own more than five percent of our common stock, (iii) each executive officer named in the Summary Compensation Table (the “named executive officers”), and (iv) all current executive officers and directors as a group.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned (1)	Percent of Outstanding

FMR LLC (2) 82 Devonshire Street Boston, MA 02109	[1,077,292]	[12.4]%

Dolphin Limited Partnership III, L.P. (3) c/o 96 Cummings Point Road Stamford, CT 06902	[560,500]	[6.5]%

Sherman L. Black (4)(5)(6)	[________]	[__]%

James L. Reissner (4)(5)	[________]	[__]%

Lawrence M. Benveniste (4)(5)	[________]	*

Thomas F. Madison (4)(5)	[________]	*

Kimberly K. Nelson (4)(5)	[________]	*

Robert F. Olson (4)(5)	[________]	*

Justin A. Orlando (4)	[ 0]	*

Steven M. Quist (4)(5)(7)	[________]	*

James R. Stewart (5)	[________]	*

Samir Mittal (5)	[________]	*

Christopher A. Wells (5)(8)	[________]	*

Raymond R. Hood (5)(8)	[________]	*

All current executive officers and directors as a group (10 persons)	[________]	[__]%
* Less than one percent

(1)

Includes the following number of shares that could be acquired within 60 days of April 1, 2013 upon the exercise of stock options: Mr. Black, [254,000] shares; Mr. Reissner, [62,000] shares; Mr. Benveniste, [62,000] shares; Mr. Madison, [57,000] shares; Ms. Nelson, [no] shares; Mr. Olson, [no] shares; Mr. Orlando, [no] shares; Mr. Quist, [62,000] shares; Mr. Stewart, [38,500] shares; Mr. Mittal, [54,750] shares; Mr. Wells, [no] shares; Mr. Hood, [no] shares; and all current directors and executive officers as a group, [590,250] shares. Also includes the following number of shares that could be acquired within 60 days of April 1, 2013 upon settlement of restricted stock units previously granted to non-employee directors: Mr. Reissner, [_____] shares; Mr. Benveniste, [_____] shares; Mr. Madison, [_____] shares; Mr. Quist, [_____] shares; Mr. Olson, [_____] shares; Ms. Nelson, [_____] shares; and all non-employee directors as a group, [_____] shares.

(2)	Based on an Amendment No. 5 to Schedule 13G filed on February 14, 2013.

(3)

Based on a Schedule 13D filed on March 18, 2013 by Dolphin Limited Partnership III, L.P. (“Dolphin III”), Dolphin Associates III, LLC, Dolphin Holdings Corp. III (“Dolphin Holdings III”), Donald T. Netter, Justin A. Orlando, and Daniel J. Englander in which the reporting persons report that Dolphin III holds the shares indicated above. Dolphin III is controlled by Dolphin Associates III, LLC, which is in turn controlled by Dolphin Holdings III. Mr. Netter serves as Senior Managing Director of Dolphin Holdings III and Mr. Orlando is a managing director of Dolphin Holdings III. See “Corporate Governance – Agreement with Dolphin” below for a summary of our agreement dated March 18, 2013 with Dolphin III, Dolphin Associates III, LLC and Dolphin Holdings III.

(4)	Currently serves as our director and nominated for election as a director.

(5)	Named executive officer.

(6)	Includes [37,000] shares held by the Cara L. Black Revocable Trust, of which Mr. Black’s spouse is the beneficiary and Mr. Black and his spouse are trustees.

(7)	Includes [15,017] shares held by the Steven M. Quist and Nancy L. Quist Revocable Living Trust, of which Mr. Quist and his spouse are trustees.

(8)	Mr. Hood resigned effective November 30, 2012 and Mr. Wells resigned effective June 19, 2012. Information is based on Forms 3 and 4 filed with the Securities and Exchange Commission.

PROPOSAL 1:
ELECTION OF DIRECTORS

          Eight directors will be elected at the Annual Meeting to serve until the next Annual Meeting of Shareholders or until their successors have been elected and shall qualify. Pursuant to our bylaws, we have set the number of directors at eight. Proxies cannot be voted for a greater number of persons than the number of nominees named. The Board of Directors has nominated for election the eight persons named below. Each nominee is currently a director of Rimage and all nominees other than Mr. Orlando were elected by the shareholders at our 2012 Annual Meeting.

          Mr. Orlando was elected to our Board of Directors effective March 18, 2013 pursuant to an agreement (the “Dolphin Agreement”) between us and Dolphin Limited Partnership III, L.P. (“Dolphin III”), Dolphin Associates III, LLC, and Dolphin Holdings Corp. III (collectively, “Dolphin”). See “Corporate Governance – Agreement with Dolphin” below for a summary of the Dolphin Agreement. In accordance with the Dolphin Agreement, we have nominated Mr. Orlando for election to the Board at the Annual Meeting and we will solicit proxies for the election of Mr. Orlando in the same manner as the other nominees standing for election to the Board. The Dolphin Agreement further provides that Dolphin will vote all of the shares of our common stock that it beneficially owns in favor of the election of each nominees named below and in accordance with the recommendations of our Board of Directors with respect to all other proposals presented to shareholders at the Annual Meeting.

Voting of Proxies

          Unless otherwise directed, the persons named in the accompanying proxy card will vote the proxies held by them in favor of Mr. Orlando as described in the Dolphin Agreement and intend to vote the proxies held by them in favor of the other nominees named below as directors. Should any nominee for director become unable to serve as a director for any reason, the proxies have indicated they will vote for such other nominee as the Board of Directors may propose or such other nominee as a replacement for Mr. Orlando in accordance with the Dolphin Agreement. The Board of Directors has no reason to believe that any candidate will be unable to serve if elected and each has consented to being named a nominee.

          Other than the Dolphin Agreement, we know of no arrangements or understandings between a director or nominee and any other person pursuant to which he has been selected as a director or nominee. There is no family relationship between any of the nominees, our directors or our executive officers.

Information Regarding Nominees

          The process undertaken by the Governance Committee in recommending qualified director candidates is described below under “Corporate Governance – Director Nominations” on page 13 of this Proxy Statement. In recommending the following nominees, the Governance Committee found that all of our directors contribute to the Board’s effectiveness through their wealth of business experience, high quality backgrounds including demonstrated personal and professional ethics and integrity, commitment to Rimage and the work of the Board, and diversity of talent and experience.

          Set forth below are the biographies of each director nominee, as well as a discussion of the specific experience, qualifications, attributes and skills that led to the conclusion that the nominee should serve as a director of Rimage at this time:

          Sherman L. Black, age 48, was appointed as our Chief Executive Officer and a director effective January 1, 2010. Mr. Black first joined Rimage as our President and Chief Operating Officer effective April 1, 2009. Prior to joining Rimage, Mr. Black served in a variety of executive positions with Seagate Technology (Nasdaq: STX) over the prior twenty years. Seagate is a world leader in the design, manufacturing and marketing of hard disk drives and storage devices. From September 2008 until joining Rimage, Mr. Black served as Seagate’s Senior Vice President, Marketing and Strategy, of the Core Products Business Group. From November 2005 to August 2008, he served as General Manager and Senior Vice President of the Enterprise Storage business unit at Seagate and prior to that, Mr. Black served as Seagate’s Vice President of Global OEM Sales, Vice President of Business Development, and Vice President of Enterprise Product Line Management. Mr. Black earned a bachelor’s degree in electrical engineering from the University of Arkansas and a master’s degree in business administration from the University of Oklahoma. Mr. Black was a director of Compellent Technologies, Inc. (NYSE: CML) from July 30, 2009 until its acquisition by Dell International L.L.C. on February 22, 2011.

          Mr. Black brings to the Board an in depth understanding of the data storage, digital publishing and enterprise video software industry. He has demonstrated executive leadership abilities, as well as a strong background in creating, communicating, executing and sustaining strategic initiatives. Additionally, Mr. Black’s role as our Chief Executive Officer gives him unique insights into our challenges, opportunities and operations.

          James L. Reissner, age 73, was appointed as a director of Rimage in 1998. Beginning in 2009, Mr. Reissner has served as the Chairman and Chief Executive Officer of Activar, Inc., a private holding company with portfolio companies in the industry segments of construction products, plastic products and industrial products. From January 1996 to 2009, he served as Activar’s President and Chief Executive Officer and served as the Chief Financial Officer of Activar from 1992 until becoming President. Mr. Reissner is currently a director of the following privately-held companies: Intek Plastics, Inc., Vermillion State Bank and Activar, Inc. He is also a trustee of Macalester College in St. Paul, Minnesota. Mr. Reissner also served as a director of MagStar Technologies, Inc. from October 2000 until it deregistered as a public company in February 2008.

          Mr. Reissner brings strong executive management and financial management experience to the Board. In addition, the Board benefits from Mr. Reissner’s deep understanding of our business and our products, which he has acquired over thirteen years of service on our Board. Mr. Reissner is also an audit committee financial expert as that term is defined under the rules of the Securities and Exchange Commission.

          Steven M. Quist, age 67, was appointed as a director of Rimage in 2000. From 1998 to 2003, he was the President and Chief Executive Officer of CyberOptics Corporation and a director of CyberOptics from 1991 to 2004. From 1992 to 1998, Mr. Quist was President of Rosemount, Inc., a subsidiary of Emerson Electric Company (NYSE: EMR). Mr. Quist was a director of Data I/O Corporation (Nasdaq CM: DAIO) from 2001 until his retirement in January 2013. Mr. Quist is also a director for S2 Corporation, which is privately-held. He served as a director of another privately-held company, Nervonix Inc., from April 2004 until his retirement in December 2012.

          Mr. Quist has held a variety of senior management positions in 28 years at Emerson Electric in the areas of engineering, advanced technology and product development and general management of a major international division/subsidiary. He has served as a Chief Executive Officer of a public company for 5 years. The Board has benefited from Mr. Quist’s significant business management experience, which includes extensive experience in technology and new product development, marketing, compensation and human resources, and corporate governance matters.

          Thomas F. Madison, age 77, was appointed as a director of Rimage in 2001. Since November 1, 2012, Mr. Madison is Chairman of the Board and Interim Chief Executive Officer of Digital River, Inc. (Nasdaq GS: DRIV), an e-commerce software company headquartered in Minneapolis. Mr. Madison has served on the board of directors of Digital River, Inc. since 1996. Since January 1993, Mr. Madison has been the President and Chief Executive Officer of MLM Partners, a consulting and small business investment company. In 1994 and 1995, he was the Vice Chairman and Chief Executive Officer of Minnesota Mutual Life Insurance Company. From 1989 to 1993, Mr. Madison was the President of US West Communications – Markets. He was also the President and Chief Executive Officer of Northwestern Bell from 1985 to 1989. He recently rejoined the Board of Trustees of the University of St. Thomas, previously serving from 1981 until 1992. Mr. Madison also served as a director of Valmont Industries, Inc. (NYSE: VMI) from 1987 until his retirement in May 2010; as a director of CenterPoint Energy, Inc. from 2003 until his retirement in May 2011; and as a trustee on the board of trustees of Delaware Group Adviser Funds from May 1997 until his retirement in August 2011. He is also a director of two privately-held companies.

          Mr. Madison’s extensive service as a director for public companies over the last twenty years, including serving as a lead director, committee chair and committee member, allows him to bring to our Board significant experience in public company governance and effective Board practices. Mr. Madison is also an audit committee financial expert as that term is defined under the rules of the Securities and Exchange Commission.

          Lawrence M. Benveniste, age 62, has been a director of Rimage since 2003. Mr. Benveniste has been the Dean of Goizueta Business School of Emory University since July 2005. He was the Dean of the Carlson School of Management at the University of Minnesota from December 2001 to July 2005. From 2000 to 2001, he was Associate Dean for Faculty and Research at the Carlson School of Management and from 1999 to 2000, he was Chair of the Finance Department of the Carlson School of Management. Mr. Benveniste was the US Bancorp Professor of Finance from 1996 to 1999. Mr. Benveniste has served as a director of Alliance Data Systems Corporation (NYSE: ADS) since 2004. Mr. Benveniste holds a bachelor’s degree from the University of California at Irvine and a Ph.D. in mathematics from the University of California at Berkeley.

          Mr. Benveniste has been studying, teaching and researching various aspects of public companies for over twenty years and this experience allows him to share with the Board his deep understanding of the capital markets and their interaction with public companies. Mr. Benveniste is also an audit committee financial expert as that term is defined under the rules of the Securities and Exchange Commission.

          Robert F. Olson, age 56, as been a director of Rimage since January 7, 2012. Since February 2010, Mr. Olson also has owned and operated a winery in California. From December 2008 until its sale in July 2012, Mr. Olson was the Chairman and primary investor in Swift Knowledge, LLC, a business analytics software company focused on the banking and finance markets. In 1991, Mr. Olson founded Stellent, Inc., an enterprise content management software company that was publicly-traded until it was sold to Oracle Corporation in 2006. Mr. Olson served as Stellent’s Chief Executive Officer from October 2000 to July 2001 and as its President and Chief Executive Officer from 1990 to October 2000 and from April 2003 until it was sold.

          Mr. Olson’s previous work experience, particularly as the Chief Executive Officer of Stellent, Inc., contribute to the Board’s understanding of the development and management of growing technology companies, particularly as we continue to expand into growing areas of technology. Mr. Olson is also an audit committee financial expert as that term is defined under the rules of the Securities and Exchange Commission.

          Kimberly K. Nelson, age 45, has been a director of Rimage since March 26, 2012. Ms. Nelson has served as the Executive Vice President and Chief Financial Officer of SPS Commerce, Inc. since November 2007. Prior to joining SPS Commerce, Ms. Nelson served as the Finance Director, Investor Relations for Amazon.com from June 2005 through November 2007. From April 2003 until June 2005, she served as the Finance Director, Worldwide Application for Amazon.com’s Technology group. Ms. Nelson also served as Amazon.com’s Finance Director, Financial Planning and Analysis from December 2000 until April 2003.

          Ms. Nelson’s qualifications to serve on our board include her management and leadership team experience in publicly-held technology companies SPS Commerce and Amazon.com. In particular, Ms. Nelson brings to the Board business experience in the software-as-a-service model. Ms. Nelson is also an audit committee financial expert as that term is defined under the rules of the Securities and Exchange Commission.

          Justin A. Orlando, age 42, has been a director of Rimage since March 18, 2013. Mr. Orlando is a managing director of Dolphin Limited Partnerships, a private investment management firm focused on investing in undervalued public companies across a diverse set of industries, where he has worked since 2002. Previously, from 1999 to 2002, Mr. Orlando was a member of the healthcare investment banking group of Merrill Lynch, Pierce, Fenner & Smith Incorporated where he was involved in advisory work, financings, and control transactions. Since May 2009, Mr. Orlando has served on the Board of Directors of Multimedia Games Holding Company, Inc. (Nasdaq: MGAM), a developer and distributor of gaming technology. Mr. Orlando received a B.A. in history from the University of Chicago and a Juris Doctor degree from the Columbia University School of Law.

          Our Board of Directors believes that Mr. Orlando’s will bring a deep level of investing and capital markets experience and will provide the Board with the perspective of a large shareholder through his affiliation with Dolphin Limited Partnerships.

Voting Required

          Under Minnesota law and our bylaws, directors are elected by a plurality of the votes cast by holders present and entitled to vote on the election of directors at a meeting at which a quorum is present. This means that since shareholders will be electing eight directors, the eight nominees receiving the highest number of votes will be elected. However, in an uncontested election (where, as at the Annual Meeting, the number of nominees does not exceed the number of directors to be elected), any nominee for directors who receives more votes “withheld” from his or her election than votes “for” his or her election is required under our Governance Guidelines to promptly tender his or her resignation following certification of the shareholder vote. Votes withheld from a nominee’s election do not include broker non-votes. The Governance Committee will consider the resignation offer and recommend to the Board whether to accept it. The Board will act on the Governance Committee’s recommendation within 90 days following certification of the shareholder vote. The Board will promptly disclose its decision whether to accept the director’s resignation offer (and the reasons for rejecting the resignation offer, if applicable) in a Current Report on Form 8-K filed with the Securities and Exchange Commission. Any director who tenders his or her resignation as described above will not participate in the Governance Committee’s recommendation or Board action regarding whether to accept the resignation offer. Proxies will be voted in favor of each nominee unless otherwise indicated.

The Board of Directors Recommends
Shareholders Vote FOR the Election of Each Nominee
Identified in Proposal 1

CORPORATE GOVERNANCE

Board Independence

          The Governance Committee undertook a review of director independence in February 2013 as to all seven directors then serving. The Governance Committee also undertook a review of the independence of Justin A. Orlando in connection with his election to the Board in March 2013. As part of that process, the Governance Committee reviewed all transactions and relationships between each director (or any member of his or her immediate family) and Rimage, our executive officers and our auditors, and other matters bearing on the independence of directors. As a result of this review, the Governance Committee recommended and the Board of Directors affirmatively determined that each director is independent according to the “independence” definition of the Nasdaq Listing Rules, with the exception of Mr. Black. Mr. Black is not independent under the Nasdaq Listing Rules because he was employed by, and served as an executive officer of, Rimage in 2012.

Committees of the Board of Directors and Committee Independence

          The Board of Directors has established a Compensation Committee, an Audit Committee and a Governance Committee. The composition and function of these committees are set forth below.

          Compensation Committee. The Compensation Committee operates under a written charter and reviews and approves the compensation and other terms of employment of our Chief Executive Officer and other executive officers of our company. Among its other duties, the Compensation Committee oversees all significant aspects of our compensation plans and benefit programs, including succession plans for executive officers. The Compensation Committee annually reviews and approves corporate goals and objectives for the compensation of the Chief Executive Officer and the other executive officers. The Compensation Committee also evaluates the Chief Executive Officer’s performance in light of relevant corporate performance goals and objectives, and implements the evaluation process for the Chief Executive Officer that is established by the Governance Committee. The Compensation Committee also administers our 2007 Stock Incentive Plan (the “2007 Plan”). In connection with its review of compensation of executive officers or any form of incentive or performance based compensation, the Committee will also review and discuss risks arising from our compensation policies and practices.

          The charter of the Compensation Committee requires that this Committee consist of no fewer than two Board members who satisfy the requirements of the Nasdaq Stock Market, the “non-employee director” requirements of Section 16b-3 of the Securities Exchange Act of 1934, and the “outside director” requirements of Section 162(m) of the Internal Revenue Code. Each member of our Compensation Committee meets these requirements. A copy of the current charter of the Compensation Committee is available by following the link to “Corporate Governance” in the “Investors” section of our website at www.rimagecorp.com.

          The members of the Compensation Committee during 2012 were Steven M. Quist (Chair), Lawrence M. Benveniste and Robert F. Olson. Justin A. Orlando joined the Compensation Committee effective March 18, 2013. During 2012, the Compensation Committee met nine times, including one time in executive session without management present.

          Governance Committee. The Governance Committee operates under a written charter and is charged with the responsibility of identifying, evaluating and approving qualified candidates to serve as directors of our company, ensuring that our Board and governance policies are appropriately structured, developing and recommending a set of corporate governance guidelines, overseeing Board orientation, training and evaluation, and establishing an evaluation process for the Chief Executive Officer. The Governance Committee is also responsible for the leadership structure of our board, including the composition of the Board and its committees, and an annual review of the position of chairman of the Board. As part of its annual review, the Governance Committee is responsible for identifying individuals qualified to serve as Chairman and making recommendation to the Board of Directors for any changes in such position. The Governance Committee also has responsibility for overseeing our annual process of self-evaluation by members of the committees and the Board of Directors as a whole.

          The charter of the Governance Committee requires that this Committee consist of no fewer than two Board members who satisfy the “independence” requirements of the Nasdaq Stock Market. Each member of our Governance Committee meets these requirements. A copy of the current charter of the Governance Committee is available by following the link to “Corporate Governance” in the “Investors” section of our website at www.rimagecorp.com. A copy of our current Governance Guidelines is also available in the “Investors” section of our website under “Corporate Governance”. The members of the Governance Committee in 2012 were Thomas F. Madison (Chair), Kimberly K. Nelson, Steven M. Quist and James L. Reissner. Justin A. Orlando joined the Governance Committee effective March 18, 2013. During 2012, the Governance Committee met five times.

          Audit Committee. The Audit Committee assists the Board by reviewing the integrity of our financial reporting processes and controls; the qualifications, independence and performance of the independent auditors; and compliance by us with certain legal and regulatory requirements. The Audit Committee has the sole authority to retain, compensate, oversee and terminate the independent auditors. The Audit Committee reviews our annual audited financial statements, quarterly financial statements and filings with the Securities and Exchange Commission. The Audit Committee reviews reports on various matters, including our critical accounting policies, significant changes in our selection or application of accounting principles and our internal control processes. Under its charter, the Audit Committee exercises oversight of significant risks relating to financial reporting and internal control over financial reporting, including discussing these risks with management and the independent auditor and assessing the steps management has taken to minimize these risks. The Audit Committee also pre-approves all audit and non-audit services performed by the independent auditor.

          The Audit Committee operates under a written charter and a copy of the current Audit Committee charter is available by following the link to “Corporate Governance” in the “Investors” section of our website at www.rimagecorp.com. The members of the Audit Committee are Lawrence M. Benveniste (Chair), Thomas F. Madison, Kimberly K. Nelson, Robert F. Olson and James L. Reissner. During 2012, the Audit Committee met eight times, including two times in executive session without management present.

          The Board of Directors has determined that all members of the Audit Committee are “independent” directors under the rules of the Nasdaq Stock Market and the rules of the Securities and Exchange Commission. Our Governance Committee and Board of Directors have reviewed the education, experience and other qualifications of each of the members of its Audit Committee. After review, upon recommendation of the Governance Committee, the Board of Directors has determined that each of Messrs. Benveniste, Madison, Olson and Reissner and Ms. Nelson meet the Securities and Exchange Commission definition of an “audit committee financial expert.” The members of the Audit Committee also meet the Nasdaq Stock Market requirements regarding the financial sophistication and the financial literacy of members of the audit committee. A report of the Audit Committee is set forth below.

Board Leadership Structure

          Currently, the leadership structure of Rimage’s board consists of a non-executive chairman of the board, currently James L. Reissner, and three standing committees that are each led by a separate chair and consist of only directors that meet the independence requirement under the Nasdaq Listing Rules and the other similar requirements applicable to that committee. The Chief Executive Officer is a director, but does not serve as chairman and does not serve on any committee.

          The Governance Committee believes that the current Board leadership structure is appropriate for Rimage at this time because it allows the Board and its committees to fulfill their responsibilities, draws upon the experience and talents of all directors, encourages management accountability to the Board, and helps maintain good communication among board members and with management.

Board’s Role in Risk Oversight

          Rimage faces a number of risks, including financial, technological, operational, strategic and competitive risks. Management is responsible for the day-to-day management of risks we face, while the Board has responsibility for the oversight of risk management. In its risk oversight role, the Board of Directors ensures that the processes for identification, management and mitigation of risk by our management are adequate and functioning as designed.

          Our Board is actively involved in overseeing risk management and it exercises its oversight both through the full Board and through the three standing committees of the Board, the Audit Committee, the Compensation Committee and the Governance Committee. The three standing committees exercise oversight of the risks within their areas of responsibility, as disclosed in the descriptions of each of the committees above and in the charters of each of the committees.

          The Board and the three committees receive information used in fulfilling their oversight responsibilities through Rimage’s executive officers and its advisors, including our legal counsel, our independent registered public accounting firm, and the compensation consultants we have engaged from time to time. At meetings of the Board, management makes presentations to the Board regarding our business strategy, operations, financial performance, annual budgets, technology and other matters. Many of these presentations include information relating to the challenges and risks to our business and the Board and management actively engage in discussion on these topics. Each of the committees also receives reports from management regarding matters relevant to the work of that committee. These management reports are supplemented by information relating to risk from our advisors. Additionally, following committee meetings, the Board receives reports by each committee chair regarding the committee’s considerations and actions. In this way, the Board also receives additional information regarding the risk oversight functions performed by each of these committees.

Director Nominations

          The Governance Committee will consider candidates for Board membership suggested by its members, other Board members, as well as management and shareholders. Shareholders who wish to recommend a prospective nominee should follow the procedures set forth in Section 3.14 of our bylaws as described in this Director Nominations section under “Shareholder Proposals for Nominees.” The Governance Committee has not adopted a formal policy for increasing or decreasing the size of the Board of Directors. Our Governance Guidelines provides that the Board should generally have between six and nine directors. The Governance Committee believes that a eight person Board of Directors is appropriate. At eight directors, the Board of Directors has a diversity of talent and experience to draw upon, is able to appropriately staff the committees of the Board and engage the directors in Board and committee service, all while maintaining efficient function and communication among members. If appropriate, the Board may determine to increase or decrease its size, including in order to accommodate the availability of an outstanding candidate.

          Criteria for Nomination to the Board; Diversity Considerations. The Governance Committee is responsible for identifying, evaluating and approving qualified candidates for nomination as directors. The Governance Committee has not adopted minimum qualifications that nominees must meet in order for the Governance Committee to recommend them to the Board of Directors, as the Governance Committee believes that each nominee should be evaluated based on his or her merits as an individual, taking into account the needs of Rimage and the Board of Directors. The Governance Committee evaluates each prospective nominee against the standards and qualifications set out in our Governance Guidelines, including:

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Background, including demonstrated high personal and professional ethics and integrity; and the ability to exercise good business judgment and enhance the Board’s ability to manage and direct our affairs and our business;

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Commitment, including the willingness to devote adequate time to the work of the Board and its committees, and the ability to represent the interests of all shareholders and not a particular interest group;

•	Board skills needs, in the context of the existing makeup of the Board, and the candidate’s qualification as independent and qualification to serve on Board committees;

•	Business experience, which should reflect a broad experience at the policy-making level in business, government and/or education; and

•	Diversity, in terms of knowledge, experience, skills, expertise, and other characteristics.

          In considering candidates for the Board, including the nominees for election at the Annual Meeting, the Governance Committee considers the entirety of each candidate’s credentials with reference to these standards. The Governance Committee also considers such other relevant factors as it deems appropriate.

          While the Governance Committee does not have a formal policy with respect to diversity, the Governance Committee does believe it is important that the Board represent diverse viewpoints within the context of these standards. As part of the nominee selection process for the Annual Meeting, the Governance Committee reviewed the knowledge, experience, skills, expertise, and other characteristics of our directors, who are each nominees for election at the Annual Meeting. The Governance Committee considered how each director contributed to the diversity of the Board. Based upon that review, the Governance Committee believes that the overall mix of their backgrounds contributes to a diversity of viewpoints that will enhance the quality of the board’s deliberations and decisions.

          In reviewing prospective nominees, the Governance Committee reviews the number of public-company Boards on which a director nominee serves to determine if the nominee will have the ability to devote adequate time to the work of our Board and its committees. Under our Governance Guidelines, non-employee directors generally may not serve on more than four boards of other publicly owned companies, provided that the service does not adversely affect the director’s ability to perform his or her duties as a Rimage director.

          The Governance Committee will consider persons recommended by the shareholders using the same standards used for other nominees.

          Process for Identifying and Evaluating Nominees. The process for identifying and evaluating nominees to the Board of Directors is initiated by identifying a slate of candidates who meet the criteria for selection as a nominee and have the specific qualities or skills being sought based on input from members of the Board and, if the Governance Committee deems appropriate, a third-party search firm. The Governance Committee evaluates these candidates by reviewing the candidates’ biographical information and qualifications and checking the candidates’ references. One or more Governance Committee members will interview the prospective nominees in person or by telephone. After completing the evaluation, the Governance Committee makes a recommendation to the full Board of the nominees to be presented for the approval of the shareholders or for election to fill a vacancy.

          Board Nominees for the 2013 Annual Meeting. The nominees for the Annual Meeting other than Mr. Orlando were selected by the Governance Committee in February 2013 using the standards identified in our Governance Guidelines that are discussed in this Director Nomination section under “Criteria for Nomination to the Board; Diversity Considerations.” In selecting Messrs. Madison and Reissner as nominees, the Governance Committee determined that, because of his demonstrated availability to the Board and valuable contributions as a Board member, it is in the best interests of Rimage and its shareholders to waive the provisions of our Governance Guidelines relating to maximum age of nominees. All nominees other than Mr. Orlando were elected by shareholders at our 2012 Annual Meeting. Mr. Orlando was identified as potential board candidates by a shareholder, Dolphin Limited Partnership III, L.P. Mr. Orlando was evaluated by our Governance Committee in the manner described in “Process for Identifying and Evaluating Nominees” based upon the standards and criteria that are described above in “Criteria for Nomination to the Board; Diversity Considerations.” In connection with the nomination by Dolphin Limited Partnership III, L.P. of Mr. Orlando, we entered into an agreement with Dolphin Limited Partnership III, L.P and certain of its affiliates that is described below under “Agreement with Dolphin.” Based upon the evaluation of Mr. Orlando by the Governance Committee, the Governance Committee recommended that Mr. Orlando be elected as a director and the Board of Directors elected Mr. Orlando effective March 18, 2013 in accordance with the agreement with Dolphin. We have not engaged a third-party search firm to assist us in identifying potential director candidates, but the Governance Committee may choose to do so in the future.

          Shareholder Proposals for Nominees. The Governance Committee will consider written proposals from shareholders for nominees for director. Any such nominations should be submitted to the Governance Committee c/o the Secretary of Rimage Corporation and should include the following information: (a) all information relating to such nominee that is required to be disclosed pursuant to Regulation 14A under the Securities Exchange Act of 1934 (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected), (b) the name and record address of the shareholder and of the beneficial owner, if any, on whose behalf the nomination will be made, and (c) the class and number of shares of the corporation owned by the shareholder and beneficially owned by the beneficial owner, if any, on whose behalf the nomination will be made. As to each person the shareholder proposes to nominate, the written notice must also state: (a) the name, age, business address and residence address of the person, (b) the principal occupation or employment of the person and (c) the class and number of shares of the corporation’s capital stock beneficially owned by the person. To be considered, the written notice must be submitted in the time frame described in our bylaws and in the section of this proxy statement entitled “Shareholder Proposals for 2014 Annual Meeting.”

Summary of Dolphin Agreement

          Under the terms of the agreement dated March 18, 2013 (the “Dolphin Agreement”) between us and Dolphin Limited Partnership III, L.P. (“Dolphin III”), Dolphin Associates III, LLC, and Dolphin Holdings Corp. III (collectively, “Dolphin”), we increased the size of our Board of Directors from seven to eight members and to elected Justin A. Orlando to our Board of Directors on March 18, 2013, as well as appointed him to the Compensation Committee and the Governance Committee of the Board. In accordance with the Dolphin Agreement, we have also nominated Mr. Orlando for election to the Board at the Annual Meeting and we will solicit proxies for the election of Mr. Orlando in the same manner as the other nominees standing for election to the Board.

          Until the date on which Dolphin has sold shares of our common stock such that it ceases to beneficially own in the aggregate at least 5.0% of the then outstanding common stock, Dolphin has the right to replace Mr. Orlando with a qualified director substitute, with the qualifications and appointment of such substitute director subject to the provisions of the Agreement. Pursuant to the Dolphin Agreement, we also appointed Daniel J. Englander as an observer to the Board of Directors, with the rights and limitations as described in the Dolphin Agreement, until the earlier of the date that is 10 days prior to the nomination deadline for our 2014 Annual Meeting of Shareholders (“2014 Annual Meeting”) or the date on which Dolphin sells common stock such that it ceases to beneficially own in the aggregate at least 5.0% of the then outstanding common stock. We have also agreed to use our reasonable best efforts to appoint a ninth director to the Board with relevant enterprise software industry experience.

          Pursuant to the Dolphin Agreement, Dolphin has irrevocably withdrawn the letter it submitted to us on December 10, 2012, in which Dolphin nominated director candidates to be elected to our Board of Directors at the Annual Meeting. Furthermore, Dolphin will not, nor will it encourage any other person to, nominate any person for election at the 2013 Annual Meeting or submit proposals for consideration at the 2013 Annual Meeting, nor will it engage in certain activities related to “withhold” or similar campaigns with respect to the 2013 Annual Meeting.

          The Dolphin Agreement further provides that Dolphin will vote all of the shares of our common stock that it beneficially owns in favor of the election of each nominees for election to the Board at the Annual Meeting and in accordance with the recommendations of our Board of Directors with respect to all other proposals presented to shareholders at the Annual Meeting.

          Dolphin is also subject to a standstill provision under the Dolphin Agreement. Such provisions generally remain in effect until 10 business days prior to the deadline for the submission of shareholder nominations for our 2014 Annual Meeting. Among other things, the standstill provision restricts Dolphin and certain of its affiliates and associates from (i) becoming the beneficial owner of more than 9.90% of our common stock, (ii) engaging in certain proxy solicitations, (iii) seeking additional representation on our Board of Directors or otherwise seeking to control or influence our management, Board or policies or encouraging any third party to do so, (iv) making certain shareholder proposals or public statements relating to certain transactions or activities, (v) soliciting consents from shareholders, or (vi) encouraging or influencing any person with respect to the voting or disposition of our securities at any annual or special meeting of shareholders.

Board Attendance at Board, Committee and Annual Shareholder Meetings

          During 2012, the Board of Directors met twelve times. Each nominee for director attended at least 75% of the meetings of the Board and committees on which he or she served during 2012. The Board of Directors regularly meets in executive session without the presence of members of management, including the Chief Executive Officer. We do not have a formal policy on attendance at meetings of our shareholders. However, we encourage all Board members to attend all meetings, including the annual meeting of shareholders. Seven directors then serving attended the 2012 Annual Meeting of Shareholders.

Continuing Education

          We have adopted a policy encouraging all Board members to seek out opportunities for further education on governance and public-company matters. During 2012, two members of the Board of Directors attended one or more such programs.

Communications With Directors

          Shareholders may communicate with members of the Board by sending an e-mail to chair.director@rimage.com or by directing the communication in care of the Governance Committee Chair c/o Corporate Secretary, at the address set forth on the front page of this proxy statement. All communications will be received and processed by the Corporate Secretary. You will receive a written acknowledgement from the Corporate Secretary upon receipt of your communication.

Code of Ethics

We have adopted a code of ethics that applies to all directors, officers and employees, including its principal executive officer, principal financial officer and controller. This code of ethics is included in our Code of Ethics and Business Conduct which is publicly available by following the link to “Corporate Governance” in the “Investors” section of our website at www.rimagecorp.com.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

          The following report of the Audit Committee shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the 1934 Securities Exchange Act, as amended, except to the extent that we specifically incorporate it by reference in such filing.

          In accordance with its Charter, the Audit Committee has reviewed and discussed our audited financial statements with management. The Audit Committee has discussed with KPMG LLP, our independent registered public accounting firm, (i) the matters required to be discussed by SAS No. 61 (Communication with Audit Committees) which includes, among other items, matters related to the conduct of the audit of our financial statements, (ii) the written disclosures required by Independence Standards Board Standard No. 1 (which relates to the firm’s independence from us and our related entities), and (iii) the independence of KPMG LLP from us.

          Based on the review and discussions referred to above, the Audit Committee recommended to our Board that our audited financial statements be included in our Annual Report on Form 10-K for the year ending December 31, 2012.

By the Audit Committee of the Board of Directors:

Lawrence M. Benveniste (Chair)
Thomas F. Madison
Kimberly K. Nelson
Robert F. Olson
James L. Reissner

EXECUTIVE OFFICERS

          Set forth below is biographical and other information for our current executive officers. Information about Sherman L. Black, our President and Chief Executive Officer, may be found in this proxy statement under the heading “Election of Directors.”

          James R. Stewart, age 56, joined Rimage on July 26, 2010 and was appointed as our Chief Financial Officer effective August 6, 2010. Prior to joining Rimage, Mr. Stewart served as the Chief Financial Officer of Comm-Works Incorporated, a privately-held provider of voice and data infrastructure services located in Minneapolis Minnesota, since 2006. In his role as the Chief Financial Officer, Mr. Stewart was responsible for the leadership of Comm-Works’ financial operations, provided financial and strategic planning leadership, and led Comm-Works in various acquisitions and lender refinancing. From 2003 to 2006, Mr. Stewart served as the Senior Vice President Finance H.R. Solutions for Ceridian Corporation, a publicly held information services company principally serving the human resource, transportation and retail markets. While at Ceridian Corporation, Mr. Stewart supervised a large staff and was responsible for finance matters in Ceridian’s human resource solutions business segment, including financial planning, analysis, and reporting for that business segment, general accounting, pricing, contracts, billing, accounts receivable and payable, finance systems, and client funds management and facilities. From 2001 to 2003, Mr. Stewart was the Chief Financial Officer of Optical Solutions, Inc., a venture-backed private company that marketed and manufactured passive optical access solutions that was acquired by Calix, Inc. in 2005. While at Optical Solutions, Mr. Stewart led two successful rounds of financing, including providing presentations to investors. He also led an effort to reduce cash utilization, negotiated key manufacturing relationships, developed compensation programs, and established corporate financial policies and procedures. Mr. Stewart has a masters of business administration degree and a bachelor of science degree in accounting and finance, both from the University of Minnesota in Minneapolis, Minnesota.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

          The following discussion and analysis describes our compensation objectives and policies as applied to the following executive officers who are referred to in this proxy statement as the named executive officers:

•	Sherman L. Black, who served as our President and Chief Executive Officer during 2012

•	James R. Stewart, who served as our Chief Financial Officer during 2012

•	Samir Mittal, who served as our Senior Vice President and Chief Technology Officer during 2012 and who was an executive officer until December 31, 2012

•	Raymond R. Hood, who served as our Senior Vice President and General Manager, Qumu during 2012 until his resignation effective November 30, 2012

•	Christopher A. Wells, who served as our Senior Vice President and General Manager, Disc Publishing during 2012 until his resignation effective June 19, 2012

          This section is intended to provide a framework within which to understand the actual compensation awarded to, earned or held by each named executive officer during 2012, as reported in the compensation tables and accompanying narrative sections appearing on pages 29 to 35 of this proxy statement.

          Executive Summary

          Our compensation policies and determinations in 2012 were influenced by a variety of factors, including our focus on pay programs that are aligned with our efforts to execute on our software product strategy and transform our business. Highlighted below are some of the key compensation-related decisions and policies approved by the Compensation Committee relating to 2012 compensation to the named executive officers:

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Salary Increases. In February 2012, the Compensation Committee approved increases in base salary for selected named executive officers where merited by individual performance and information regarding competitive pay for the position. The increases were effective April 1, 2012 in order to provide us with cost savings in the first half of the year.

•	Performance-Based Incentives. As in prior years, our compensation policies and practices during 2012 were heavily influenced by a focus on pay for performance.

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Our executive compensation programs are designed to deliver market competitive compensation to the named executive officers only when they individually deliver, and we as a company deliver, high performance.

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The Compensation Committee adopted a cash incentive compensation program for 2012 (the “2012 Incentive Plan”) through which the named executive officers were eligible to earn cash incentive compensation based upon achievement of specific financial performance goals for 2012. For Messrs. Black and Stewart, the performance goals were weighted so that 50% of the bonus depended upon financial performance of our disc publishing business, 35% depended upon financial performance of our Qumu business and 15% depended upon the financial performance of our online publishing product. The Compensation Committee allocated significant weight to our Qumu business and our online publishing product because they are critical to our software product strategy and these new lines of business have the potential to transform our company.

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The Compensation Committee believes that variable, incentive-based compensation should constitute a meaningful portion of overall compensation for the named executive officers and that as a named executive officer assumes greater responsibility, a larger portion of their total cash compensation should become dependent on company-wide performance. For example, amounts earned by Mr. Black under the 2012 Incentive Plan based upon achievement of our performance goals represented 37.4% of his base pay and 26.6% of his total compensation.

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No Equity Awards in 2012. As we disclosed in our proxy statement last year, our Compensation Committee approved equity awards to our executive officers in October 2011 in lieu of awards that would have been granted at the 2012 Annual Meeting in May 2012 for 2011 performance and at the 2013 Annual Meeting in May 2013 for 2012 performance. Accordingly, the Compensation Committee did not make any equity awards to our executive officers at the time of the 2012 Annual Meeting of Shareholders in May 2012 or otherwise in 2012. The Compensation Committee also will not make any equity awards to our executive officers at the time of this 2013 Annual Meeting of Shareholders.

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Compensation Policies for 2012. In 2012, we maintained and further implemented the compensation policies we developed in prior years and we also maintained several long-standing compensation practices that we believe contribute to good governance.

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We added an expanded recoupment or “clawback” provision to the 2007 Stock Incentive Plan that was approved at the 2011 Annual Meeting. Additionally, beginning in 2011, clawback provisions are a standard part of our cash incentive compensation programs, including the 2012 Incentive Plan. These clawback provisions require an executive officer to forfeit and allow us to recoup any payments or benefits received by the executive officer under these compensation plans under certain circumstances, such as certain restatements of our financial statements, certain terminations of employment, and breach of an agreement between us and the executive officer.

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We have established specific stock ownership guidelines for executive officers and directors. Our stock ownership guidelines, along with the terms of our equity awards, encourage our executive officers and directors to build and maintain an ownership interest in us.

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Under the charter of the Compensation Committee, any compensation consultant is retained directly by and reports to the Compensation Committee. Prior to any requirement to do so, our Compensation Committee’s practice has been to review and consider the independence of a compensation consultant prior to engagement. The Compensation Committee recently amended its charter to require an evaluation of a compensation consultant for potential conflicts of interest prior to the engagement.

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Our agreements with executive officers provides for payments only in cases of termination without cause prior to a change in control or both the occurrence of a change in control and the termination of employment without cause or for good reason. The agreement does not provide for “tax gross-up” payments. The post-termination benefits under the letter agreement are also conditioned upon compliance with the non-disclosure and non-competition agreements we have with the executive officers.

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Response to 2012 Say-On-Pay Vote. Prior to and after the 2012 Annual Meeting, we increased our shareholder engagement and outreach efforts to enable the Compensation Committee to understand the 2012 advisory vote on named executive officer compensation (the “say-on-pay” vote). Those efforts included over 115 e-mail, telephone and in-person conversations with over 78 different investors, including 33 in-person meetings. In general, these shareholders supported a greater emphasis on performance-based compensation. The Compensation Committee took this shareholder feedback and the 2012 say-on-pay vote into consideration as it designed the long-term incentive program that was approved in February 2013. The long-term incentive program is a performance-based program that incorporates stock price as a performance measure, as well as performance measures relating to our disc publishing and software businesses. The program is also designed to operate as a retention tool.

          Our Compensation Philosophy

          Our philosophy with respect to the compensation of executive officers is based upon the following principles:

•	Executive base compensation levels should be established by comparison of job responsibility to similar positions in comparable companies and be adequate to retain highly-qualified personnel; and

•	Variable compensation should be established to provide incentive to improve performance and shareholder value.

          The Compensation Committee reviews our compensation philosophy and our compensation programs regularly (no less than annually). The Compensation Committee’s review is two-fold: first, to ensure our philosophy and programs meet our objectives of providing compensation that attracts and retains superior executive talent and encourages our executive officers to achieve our business goals and second, to identify changes and trends in executive compensation policies and practices.

          2012 Compensation Elements and Determinations

          The Compensation Committee followed the guiding principles outlined above in the development and administration of compensation programs for the named executive officers. During 2012, the components of our executive compensation programs consisted of the following:

•	Base salary; and

•	Cash incentive compensation delivered through the 2012 Incentive Plan.

          While long-term equity compensation delivered through stock option and restricted stock awards under the 2007 Plan have historically been a component of our executive compensation program, the Compensation Committee did not make any stock option, restricted stock or other equity awards to the named executive officers in 2012. At the time it approved significant equity awards in October 2011 as an exception to our equity granting policy, the Compensation Committee determined not to make equity awards that would have been typically granted to the named executive officers at the 2012 Annual Meeting or at this Annual Meeting. In fulfillment of that commitment, the Compensation Committee did not make any equity awards to our executive officers at the time of the 2012 Annual Meeting or otherwise during 2012.

          The named executive officers were also eligible to participate in the same benefit programs as were available to our other employees. Because the Compensation Committee does not believe that personal benefits or perquisites are appropriate as a significant element of compensation, the value of perks to any named executive officer was less than $10,000 in 2012.

          In addition to selecting the components of compensation, the Compensation Committee also determined the relative weight of each component for each of the named executive officers. Performance-based, variable compensation is intended to be a meaningful portion of overall compensation. For 2012, the Compensation Committee continued its practice of weighting this type of compensation more heavily than fixed compensation, such as base salary.

          2012 Base Salaries

          On February 20, 2012, the Compensation Committee recommended, and the Board of Directors approved an increase in the annual base salaries of James R. Stewart, Samir Mittal, and Christopher A. Wells. Effective April 1, 2012, Mr. Stewart’s annual base salary was set at $250,300, Mr. Mittal’s annual base salary was set at $235,000, and Mr. Wells’ annual base salary was set at $227,200. The base salary of Mr. Black was not changed from the $375,000 amount set by the Compensation Committee when Mr. Black was appointed to our Chief Executive Officer effective January 1, 2010. The base salary of Raymond R. Hood was also not changed from the $300,000 amount that was set in October 2011 when he was hired as our Senior Vice President and General Manager, Qumu.

          The Compensation Committee approved increases in base salaries based upon an analysis of peer group base salary information and merit. See “Compensation Information and How it is Used in the Determining Compensation” below for an explanation of the information the Compensation Committee used in determining the base salaries of executive officers and how the Compensation Committee used this information in 2012 to determine compensation.

          2012 Incentive Plan

          On February 20, 2012, the Compensation Committee approved and the Board of Directors ratified the establishment of the 2012 Incentive Plan, including the minimum, target and maximum goals under the 2012 Incentive Plan and the cash incentive pay that the named executive officers then serving could earn under the 2012 Incentive Plan based upon percentages of their respective salaries.

          Under the 2012 Incentive Plan, the Compensation Committee determined minimum, target and maximum performance goals applicable to the named executive officers under three matrices: one relating to our disc publishing business, one relating to our Qumu business and one relating to our online publishing product. With respect to the disc publishing matrix, the Compensation Committee set 2012 quarterly and annual performance goals at the minimum, target and maximum level related to sales and operating income as a percentage of sales. Each quarter’s performance goals account for 15% of the bonus at target and the full year 2012 accounts for 40% of the bonus at target. With respect to the Qumu business, the Compensation Committee set 2012 annual performance goals at the minimum, target and maximum level for contracted commitments (the dollar value of signed customer purchase commitments) for all software products and operating expense (excluding the amortization of Qumu intangibles, but including an allocated portion of general and administrative expense). With respect to the online publishing product, the Compensation Committee set 2012 annual performance goals at the minimum, target and maximum level for revenue and contracted commitments (the dollar value of signed customer purchase commitments) for the online publishing product.

          Under the 2012 Incentive Plan, the maximum incentive amount that may be achieved for any period by any executive will not exceed two times his incentive amount at the target level, even if actual performance exceeds the maximum for the performance goals. Further, no incentive amount will be earned by any executive for the measurement period if the minimum performance goals for that period as set by the matrix are not achieved. If performance is between the established performance goals, incentive amounts will be interpolated.

          For Messrs. Black and Stewart, the three matrices were weighted 50% to the disc publishing business matrix, 35% to the Qumu business matrix and 15% to the online publishing product matrix. Based upon the performance under the three matrices at the 50%-35%-15% weighting, the “company average” bonus opportunity will be determined. For Mr. Wells, the bonus opportunity was weighted 60% to the disc publishing matrix and 40% to the company average. For Mr. Mittal, the bonus opportunity was weighted 60% to the online publishing matrix and 40% to the company average. For Mr. Hood, the bonus opportunity was weighted 100% to the Qumu business matrix.

          All incentive amounts earned in 2012 were paid in the first quarter of 2013 and an executive officer must have been employed by us as of December 31, 2012 and as of the payment date in order to receive payout of any incentive amounts earned during the year unless termination of employment is due to death, disability or follows a change in control. Additionally, all incentive payments are subject to “clawback” to the extent required by federal law.

          The following chart shows the incentive opportunity, as a percentage of the named executive officer’s salary, that may have been earned by the named executive officers under the 2012 Incentive Plan upon our achievement at the target and maximum level under each matrix for each performance period.

	Incentive Opportunity Under 2012 Incentive Plan As a Percentage of Base Salary
Named Executive Officer	Target Goals Achieved	Maximum Goals Achieved
Sherman L. Black	75%	150%
James R. Stewart	50%	100%
Samir Mittal	50%	100%
Christopher A. Wells	55%	110%
Raymond R. Hood	50%	100%

          Below is a table showing the target performance goals established under the 2012 Incentive Plan for each measurement period under each of the three matrices, our actual performance for 2012 as compared to these goals, and the percentage by which our actual performance exceeded or was less than target for each period. In determining the disc publishing third quarter operating income as a percentage of sales for the purposes of the 2012 Incentive Plan, the Compensation Committee excluded expenses for legal fees in excess of budget and settlement costs associated with a patent litigation lawsuit; these adjusted amounts of operating income as a percentage of sales are reflected in the table below.

	Disc Publishing Business Matrix
Measurement Period	Target Sales (in millions)	Actual Sales (in millions)	% Above or (Below) Target	Target Operating Income as a Percentage of Sales	Actual Operating Income as a Percentage of Sales	% Above or (Below) Target
First Quarter 2012	$18.6	$18.1	(2.7)%	11.2%	11.9%	6.3%
Second Quarter 2012	$19.5	$16.9	(13.3)%	14.7%	6.9%	(53.1)%
Third Quarter 2012	$20.3	$18.2	(10.3)%	17.4%	14.6%	(16.1)%
Fourth Quarter 2012	$20.0	$16.4	(18.0)%	15.9%	7.8%	(50.9)%
Fiscal Year 2012	$78.4	$69.6	(11.2)%	14.9%	10.4%	(30.2)%

	Qumu Business Matrix
Measurement Period	Contracted Commitments (in millions)	Actual Contracted Commitments (in millions)	% Above or (Below) Target	Operating Expense (in millions)	Actual Operating Expense (in millions)	% Above or (Below) Target
Fiscal Year 2012	$21.9	$19.7	(10.0)%	$18.8	$17.9	(4.8)%

	Online Publishing Product Matrix
Measurement Period	Revenue (in millions)	Actual Revenue (in millions)	% Above or (Below) Target	Contracted Commitments (in millions)	Actual Contracted Commitments (in millions)	% Above or (Below) Target
Fiscal Year 2012	$1.0	$0.16	(98.4)%	$2.5	$0.49	(98.0)%

          Under the disc publishing business matrix, the Compensation Committee set the target amounts for 2012 quarterly and annual revenue at levels that were at or slightly below our actual performance in 2011 for these periods. The Compensation Committee believed that this was appropriate given that the disc publishing business is mature and challenged by technology substitution. The Compensation Committee set targets for 2012 operating income as a percentage of revenue for the disc publishing business matrix at levels that were higher than our 2011 achievement because this measure for 2012 reflects the impact of allocating general and administrative expense to the Qumu business and the online publishing product. The Compensation Committee intended the target amounts under the Qumu business matrix and the online publishing product matrix to encourage meaningful progress in developing these new sources of revenue, which is part of our continuing process of transforming Rimage into a higher performing business. Accordingly, the Compensation Committee set Qumu annual contracted commitments at a target level that was 78% higher than 2011 actual contracted commitments. The Compensation Committee also set annual revenue and contracted commitment targets for our online publishing product, which was introduced in the second quarter of 2012, at a target level it believed appropriate for a new revenue stream given the positive customer feedback during proof of concept testing and the sales and marketing resources devoted to the product launch.

          Based on our results for each fiscal quarter and for 2012, the named executive officers earned the amounts shown below under the 2012 Incentive Plan. “Company Average” represents the performance under the three matrices weighted at 50% to the disc publishing matrix, 35% to the Qumu business matrix, and 15% to the online publishing product matrix.

	Named Executive Officer and Payout Attributable to Measurement Period
Measurement Period	Sherman L. Black	James R. Stewart	Samir Mittal
Disc Publishing Business Matrix
First Quarter 2012	$20,672	$9,199	—
Second Quarter 2012	$0	$0	—
Third Quarter 2012	$7,172	$3,191	—
Fourth Quarter 2012	$0	$0	—
Fiscal Year 2012	$0	$0	—
Total Disc Publishing Business Matrix	$27,844	$12,390	—
Qumu Business Matrix	$112,219	$49,935	—
Online Publishing Product Matrix	0	$0	$0
Company Average	—	—	$23,406
Total	$140,063	$62,325	$23,406
Percent of 2012 Base Salary	27.0%	24.9%	10.0%

          The amounts earned by Messrs. Black, Stewart and Mittal under the 2012 Incentive Plan were significantly less than target payouts, with the amounts representing 49.8%, 49.8% and 19.9% of their respective 2012 Incentive Plan target amounts.

          2012 Equity Awards

          In October 2011, the Compensation Committee determined to allow an exception to a portion of our equity granting policy and make awards to the executive officers at that time in lieu of awards at the 2012 Annual Meeting in May 2012 for 2011 performance and at the 2013 Annual Meeting in May 2013 for 2012 performance. The Compensation Committee determined that it was appropriate to make an exception to this portion of the equity granting policy in order to more closely align management’s incentives with our future growth and to aid in retention.

          Accordingly, because of the exception made by the Compensation Committee in October 2011, the Compensation Committee did not make any equity awards to our executive officers at the time of the 2012 Annual Meeting of Shareholders in May 2012 or otherwise in 2012. The Compensation Committee also will not make any equity awards to our executive officers at the time of this 2013 Annual Meeting of Shareholders.

          Compensation Information and How it is Used in Determining Compensation

          The Compensation Committee used information from a variety of sources in determining compensation for the named executive officers for 2012.

•

Compensation Consultant. The Compensation Committee did not engage a compensation consultant to assist it in determining executive compensation for 2012. However, the Compensation Committee did engage a compensation consultant, Radford, to assist it in determining executive compensation for 2011 and the Compensation Committee relied upon this information in determining 2012 executive compensation. The Compensation Committee also reviewed surveys, reports and other market data against which it measured the competitiveness of our compensation programs for 2012.

•

Input from Management. In determining compensation for named executive officers, other than the Chief Executive Officer, the Compensation Committee solicits input from the Chief Executive Officer regarding the duties and responsibilities of the other executive officers and the results of performance reviews. The Chief Executive Officer also recommends to the Compensation Committee the base salary for all named executive officers, the awards under the cash incentive compensation program, and, in prior years, the awards under the long-term equity program. The Chief Executive Officer also recommended to the Compensation Committee the financial performance goals under the 2012 Incentive Plan. No named executive officer, other than the Chief Executive Officer, has a role in establishing executive compensation. From time to time, the named executive officers are invited to attend meetings of the Compensation Committee. However, no named executive officer attends any executive session of the Compensation Committee or is present during deliberations or determination of such named executive officer’s compensation.

•

CEO Performance Review. Annually, our Governance Committee establishes and oversees a process for the evaluation of the performance of the Chief Executive Officer by the whole Board, including a self-assessment by the Chief Executive Officer. The Compensation Committee then considers the results of that performance review in determining compensation of the Chief Executive Officer.

          In 2011, the Compensation Committee developed, with Radford’s assistance, a benchmarking system for base salary, short-term cash incentive compensation, total cash compensation (base salary and short-term cash incentive compensation), long-term equity incentives and total direct compensation (total cash compensation plus long-term equity incentive values). In connection with this benchmarking system, the Compensation Committee selected in 2011 a benchmark peer group composed of other similarly sized publicly-held companies located both in Minnesota and in other states in the software, computer peripheral and device, and data storage industries. As was the case for 2011, in determining 2012 executive compensation, the Compensation Committee focused in some instances on the peer companies located in the Minneapolis area, which is where we primarily compete for executive talent. For 2012, the Compensation Committee reviewed information for the 2011 peer group companies consisting of:

Compellent Technologies, Inc.	Guidance Software, Inc.	Vital Images, Inc.
Datalink Corp.	Image Sensing Systems, Inc.	Wave Systems Corp.
Digi International Inc.	Isilon Systems, Inc.	Xata Corporation
Dot Hill Systems Corp.	SPS Commerce, Inc.
Falconstor Software, Inc.	Stratasys, Inc.

          As in the past, the Compensation Committee considered the competitiveness of elements of executive compensation and the need for adjustments for competitiveness when determining 2012 compensation for the named executive officers. In reviewing competitiveness of named executive officer compensation, the Compensation Committee focused on the 50th percentile of the peer group for base salary and the 50th percentile of the peer group for total cash compensation at the target levels of achievement under our cash incentive program.

          In past years, the Compensation Committee has focused on the 50th percentile of the peer group in reviewing the competitiveness of the long-term equity incentives to the named executive officers. In determining value of compensation comprised of long-term equity incentive compensation, the Compensation Committee has typically considered the following factors in addition to the information set forth above: (i) previously made grants to the named executive officer; (ii) progress toward meeting our stock ownership guidelines; (iii) the type of equity award and the standard terms of that type of award; (iv) our historical grant practices; (v) the potential cash compensation to the named executive officer and (vi) the position of the named executive officer to ensure that those in positions of increased responsibility have an opportunity to receive a correspondingly larger portion of the overall value of long-term equity compensation for the year. As explained above, the Compensation Committee did not make any equity awards to our executive officers at the time of the 2012 Annual Meeting of Shareholders in May 2012 or otherwise in 2012.

          Compensation Policies

•

Executive Compensation Clawback Policy. We have added an expanded recoupment or “clawback” provision to the 2007 Plan that was approved by our shareholders at the 2011 Annual Meeting. Additionally, we added clawback provisions to our cash incentive compensation program beginning with the program we adopted in 2011 and continuing with the 2012 Incentive Plan. These clawback provisions require an executive officer to forfeit and allow us to recoup any payments or benefits received by the executive officer under these compensation plans under certain circumstances, such as certain restatements of our financial statements, certain terminations of employment, and breach of an agreement between us and the executive officer.

•

Equity Granting Policy. The policy of the Compensation Committee has been to make awards of equity-based compensation to Rimage employees, including executive officers, at a regularly scheduled meeting of the Compensation Committee held in conjunction with a meeting of the Board of Directors on the day of the Annual Meeting of Shareholders, typically scheduled in May of each year. The equity awards granted by the Compensation Committee at the time of the Annual Meeting of Shareholders are in respect of performance in the prior year.

In October 2011, the Compensation Committee adopted an exception to this portion of the equity granting policy and approved awards to our executive officers at that time in lieu of awards at the 2012 Annual Meeting in respect of 2011 performance and at the time of the 2013 Annual Meeting in respect of 2012 performance. Accordingly, the Compensation Committee did not make any equity awards to our executive officers at the time of the 2012 Annual Meeting of Shareholders in May 2012 or otherwise in 2012. The Compensation Committee also will not make any equity awards to our executive officers at the time of this 2013 Annual Meeting of Shareholders.

In addition to annual awards, awards of equity-based compensation to newly hired employees or employees being recognized for their achievement may be made by the Compensation Committee or by the Chief Executive Officer under authority delegated by the Compensation Committee. For awards by the Compensation Committee to newly-hired employees or employees being recognized for their achievement, the grant date will be the later of (i) the first day of employment with Rimage or the date the employee is recognized for achievement, as the case may be, or (ii) the date the Compensation Committee takes action to approve the award. However, if this date is not within an open window period, the grant date will be the first day of the open window period following the latest of (i) and (ii).

All stock options granted in 2012 have an exercise price of the fair market value of our common stock on the date of grant. The date of grant is determined under the 2007 Plan by reference to the closing market price of our common stock on the date the Compensation Committee meets (or takes action in writing in lieu of meeting) and determines the award recipient, the number of shares underlying stock option awards and the other material terms of the stock option grant, or such future date specified as the grant date by the Compensation Committee when all material terms of the stock option grant are determined.

The Compensation Committee’s policy is to grant all equity awards under shareholder approved equity compensation plans, such as the 2007 Plan, except in limited and special circumstances.

Our policy is to grant equity awards at a time that Rimage’s directors and executive officers are not in possession of material, non-public information and during the periods of time that trading would be permitted under our trading policy, which is referred to above as an “open window period.”

•

Delegation of Authority under 2007 Plan. The Compensation Committee has delegated authority to the Chief Executive Officer to grant equity awards under the 2007 Plan to employees who are not executive officers of Rimage. The Chief Executive Officer’s delegation authority is limited to grants to any individual of no more than the lesser of (i) 1.5 times the recommended annual grant corresponding to that individual’s position with Rimage and (ii) 10,000 equity awards, and the delegation authority may not exceed, in the aggregate, the total amount established on an annual basis by the Compensation Committee. Equity awards mean stock options and restricted shares and unless otherwise determined by the Compensation Committee, grants of restricted shares shall reduce the limits set forth above on the basis of 2.5 equity awards for each restricted share granted. Further, the Chief Executive Officer must memorialize the terms of the award in a written form contemporaneously with his approval of the award and must advise the Compensation Committee of such awards at a Compensation Committee meeting following such award. The terms of option and restricted stock awards by the Chief Executive Officer must be those contained in our standard form of non-qualified stock option agreement or standard form of restricted stock agreement, with the lapse of restrictions on the restricted stock over a period of 1 to 4 years as determined by the Chief Executive Officer consistent with the terms of the 2007 Plan.

For awards by the Chief Executive Officer to newly-hired non-executive employees or non-executive employees being recognized for their achievement, the grant date will be the second Tuesday of the month following the employee’s start date or the date the employees is recognized for achievement, or if the Nasdaq Stock Market was closed on such second Tuesday, the next succeeding day on which the Nasdaq Stock Market is open for regular trading.

•

Stock Ownership Guidelines. In May 2006, we established stock ownership guidelines for our executive officers and directors. These guidelines are reviewed annually. The ownership guidelines for executive officers are based upon the following multiples of base pay, with the multiple depending upon management level: Chief Executive Officer, five times; President, Chief Operating Officer, Chief Technical Officer and Chief Financial Officer, three times; and all other executive officers, two times. In the event an individual holds positions in more than one management level, the multiple applicable to the highest management level applies to that individual. The ownership guideline for directors is three times the annual retainer (exclusive of meeting fees or other retainers) paid to directors by us. Ownership levels will be determined by including stock acquired through open market transactions, employee stock purchase plan purchases (if any), shares granted under time vested restricted stock or restricted stock unit awards, shares earned under performance stock awards, as well as the in-the-money value of vested stock options. We recommend that executive officers and directors meet the applicable guidelines within five years of the date he or she first becomes subject to the guidelines and meet the applicable guidelines associated with an increase in his or her management level within five years of such change.

Although executive officers and directors are not required to meet the applicable guidelines until five years from the date he or she first becomes subject to the guidelines (at the earliest May 2011), on February 21, 2013, the Compensation Committee reviewed the progress of the named executive officers and directors toward the ownership guidelines. As of that date, the four directors that were required to meet the ownership guidelines met them. Two other directors are not required to meet the guidelines until 2017. The named executive officers are required to meet the ownership guidelines at the earliest in 2014. The Compensation Committee believes our executive officers will be challenged to meet the stock ownership guidelines, despite the stock options and stock held by them, because no stock options were in-the-money at February 21, 2013 and because of the price of our stock at that time.

•

Post-Termination Compensation. Our practice has been to enter into a form of agreement relating to severance and change in control benefits with each person appointed by the Board as an executive officer. As of December 31, 2012, we were a party to such an agreement with Messrs. Black, Stewart, and Mittal, our named executive officers then serving.

The Compensation Committee believes that severance and change in control arrangements for the named executive officers are consistent with competitive pay practices, aid in the recruitment and retention of executive officers, and provide incentives for executive officers to grow our business and maintain focus on returning value to shareholders. The Compensation Committee believes that providing protection to executive officers whose employment is terminated in connection with a change in control strikes an appropriate balance among the interests of our executive officers and the interests of others in a change in control transaction. In particular, the Compensation Committee believes that these arrangements are appropriate in part because the benefits under the agreement are only payable upon termination without cause prior to a change in control or both the occurrence of a change in control and the termination of employment without cause or for good reason, and that the severance and change in control benefits are conditioned upon compliance with non-disclosure and non-competition agreements. See “Executive Compensation – Employment Arrangements with Named Executive Officers and Post-Employment Compensation” in this proxy statement for a discussion of the terms of the agreement with the named executive officers and the value of benefits payable under that agreement.

•

Engagement of Compensation Consultant. Under its charter, the Compensation Committee has the sole authority to retain or replace the compensation consultant and the compensation consultant reports to the Compensation Committee. The Compensation Committee did not engage a compensation consultant with respect to 2012 compensation. However, the Compensation Committee did engage a consultant, Radford (an Aon Hewitt Company), in 2012 to assist it in developing among other things, the long-term incentive program the Compensation Committee approved in February 2013 that is discussed below under “Consideration of 2012 Say-on-Pay Vote.” The Compensation Committee has reviewed information relating to potential conflicts of interest involving Radford, and determined that no conflict of interest existed with respect to Radford.

          Consideration of 2012 Say-on-Pay Vote

          Prior to and after the 2012 Annual Meeting, we increased our shareholder engagement and outreach efforts to enable the Compensation Committee to understand the 2012 advisory vote on named executive officer compensation (the “say-on-pay” vote). During 2012, our management had over 115 e-mail, telephone and in-person conversations on various topics with over 78 different investors, including 33 in-person meetings. The general feedback we received from our shareholders relating to executive compensation was that they continue to be particularly attentive to the strength of the connection between performance and pay and the role of performance-based compensation in overall compensation of named executive officers.

          Following the 2012 say-on-pay vote, the Compensation Committee devoted significant efforts to developing a performance based long-term performance and retention program for executive officers and key employees. In connection with this effort, the Compensation Committee engaged an independent compensation consultant in early Fall 2012 to assist with the design of the programs. For executive officers, the Compensation Committee determined to incorporate stock price as a performance measure. The culmination of the Compensation Committee’s work on this program was a long-term incentive program for executive officers adopted in February 2013. This program is designed to incentivize stock price appreciation and financial performance of our disc publishing and software businesses for the two twelve month periods ending December 31, 2013 and 2014, as well as retain talent through delayed payouts conditioned upon continued employment with us.

          The long-term incentive program was recommended by the Compensation Committee after taking into consideration 2012 say-on-pay vote and information gleaned from our shareholder engagement and outreach efforts during 2012, as well as information provided by an independent compensation consultant.

Consideration of Risk in Compensation

          The Compensation Committee believes that promoting the creation of long-term value discourages behavior that leads to excessive risk. The Compensation Committee believes that the following features of our compensation programs provide incentives for the creation of long-term shareholder value and encourage high achievement by our executive officers without encouraging inappropriate or unnecessary risks:

•	Our long-term incentives in the form of stock options or restricted stock are at the discretion of the Compensation Committee and are granted pursuant to a disciplined process.

•

Stock options become exercisable over a four year period and remain exercisable for up to ten years (seven years for options issued beginning in 2008) from the date of grant, and restricted shares vest over periods up to four years, encouraging executives to look to long-term appreciation in equity values.

•	We balance short- and long-term decision-making with the annual cash incentive program and stock options and restricted stock awards that vest over four years.

•

Beginning with 2011 awards, the Compensation Committee granted a greater proportion of the value of long-term equity incentives in the form of restricted stock. These awards more directly tie the interests of our named executive officers to the interests of our shareholders, but also discourage inappropriate or unnecessary risk-taking that adversely affects the price of our stock.

•	Because of our stock ownership guidelines, our named executive officers could lose significant value if our stock price were exposed to inappropriate or unnecessary risks.

•

The three matrices established under the 2012 Incentive Plan focus on three distinct revenue streams: the disc publishing business, our Qumu business and our online publishing product. The Compensation Committee believes that the three matrices in combination balance the opportunities and risk reflected in our three revenue streams in 2012.

•

The metrics used to determine the amount of a named executive officer’s bonus under the 2012 Incentive Plan provide for a balance of revenue focused performance measures and income or operating expense focused performance measures.

•

For each named executive officer, the Compensation Committee determined the relative weight of three matrices under the 2012 Incentive Plan, which balance the interdependencies of our businesses and the named executive officers with the individual areas of accountability for the named executive officer.

•

The bonus amount under our 2012 Incentive Plan cannot exceed two times the target amount, no matter how much financial performance exceeds the maximum level of performance set for each matrix. Additionally, there is no payout attributable to a matrix or the overall company performance unless a minimum level of performance is achieved. These features are designed to limit windfalls.

•

Through our 2007 Stock Incentive Plan, the Compensation Committee has the right to “claw back” stock incentives or cash incentives from a participant or to seek repayment from a participant through a variety of means in certain circumstances such as certain restatements of our financial statements, certain terminations of employment, and breach of an agreement between us and the executive officer. The Compensation Committee also has, and has in the past exercised, negative discretion in respect of compensation of the named executive officers.

•	Our corporate compliance systems and policies, which are overseen by the Audit Committee, further mitigate against excessive or inappropriate risk taking.

          Based on their consideration of these and other factors, the Compensation Committee concurred with our management’s determination that none of its compensation policies and practices is reasonably likely to have a material adverse effect on Rimage.

Report of the Compensation Committee

          The following report of the Compensation Committee shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the 1934 Securities Exchange Act, as amended, except to the extent that we specifically incorporate it by reference in such filing.

          The Compensation Committee has reviewed and discussed the section of this proxy statement entitled Compensation Discussion and Analysis (the “CD&A”) for the year ended December 31, 2012 with management. In reliance on the reviews and discussions referred to above, the Compensation Committee recommended to the Board that the CD&A be included in the proxy statement for the 2013 Annual Meeting of Shareholders for filing with the Securities and Exchange Commission.

By the Compensation Committee of the Board of Directors:

Steven M. Quist (Chair)
Lawrence M. Benveniste
Robert F. Olson

Summary Compensation Table

          The following table shows, for our Chief Executive Officer, our Chief Financial Officer, our one other executive officer serving at the end of 2012, and two former executive officers (together referred to as our “named executive officers”), information concerning compensation earned for services in all capacities during the years ended December 31, 2012, 2011 and 2010.

Name and Position	Year	Salary ($)	Stock Awards ($) (1)	Option Awards ($) (1)	Non- Equity Incentive Plan Compensation ($) (2)	All Other Compensation ($) (3)	Total ($)
Sherman L. Black Chief Executive Officer	2012	$379,288	—	—	$140,063	$6,651	$526,002
	2011	375,418	570,108	166,257	369,309	5,980	1,487,072
	2010	374,231	—	388,706	296,550	6,284	1,065,771

James R. Stewart Chief Financial Officer	2012	$245,306	—	—	$62,325	$8,104	$315,735
	2011	230,363	207,312	60,457	152,155	7,359	657,646
	2010	95,192	83,850	469,103	71,100	27,528	746,773

Samir Mittal Senior Vice President and Chief Technology Officer	2012	$233,141	—	—	$23,406	$7,637	$264,184
	2011	226,682	207,312	60,457	149,755	7,247	651,453
	2010	218,225	—	116,195	145,936	7,021	487,377

Raymond R. Hood (4) Senior Vice President and General Manager, Qumu	2012	$323,077	—	—	—	$701	$323,778
	2011	63,606	—	417,837	—	88	481,531

Christopher A. Wells (5) Senior Vice President and General Manager, Disc Publishing	2012	$128,582	—	—	—	$4,240	$132,822
	2011	215,019	207,312	60,457	142,012	6,609	631,409
	2010	210,000	—	116,195	138,390	6,691	471,276

(1)

Valuation of awards based on the grant date fair value of those awards computed in accordance with FASB ASC Topic 718 utilizing assumptions discussed in Note 3 to our consolidated financial statements for the year ended December 31, 2012 included in our Annual Report on Form 10-K for the year ended December 31, 2012.

(2)	Represents bonuses paid to the named executive officers under our Incentive Plan for the year noted, which are reported for the year in which the related services were performed.

(3)	For Mr. Stewart, includes for 2010 a $25,000 signing bonus. Also represents the following amounts:

Name	Year	Matching Contributions to 401(k) Plan	Insurance Premiums
Sherman L. Black	2012	$5,844	$807
	2011	$5,520	$460
	2010	$5,824	$460

James R. Stewart	2012	$7,363	$741
	2011	$6,911	$448
	2010	$2,337	$192

Samir Mittal	2012	$6,997	$640
	2011	$6,800	$447
	2010	$6,561	$460

Raymond R. Hood	2012	—	$701
	2011	—	$88

Christopher A. Wells	2012	$6,200	$379
	2011	$6,200	$409
	2010	$6,231	$460

(1)

Mr. Hood was appointed as our Senior Vice President and General Manager, Qumu on October 10, 2011 and he resigned from his position effective November 30, 2012. Accordingly, compensation for 2011 and 2012 reflects partial years.

(2)	Mr. Wells resigned from his position effective June 19, 2012. Accordingly, compensation for 2012 reflects a partial year.

Grants of Plan-Based Awards in 2012

          The following table sets forth certain information concerning plan-based awards granted to the named executive officers during the year ending December 31, 2012.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			All Other Option Awards Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($)	Grant Date Fair Value of Stock and Option Awards (#)
				All Other Stock Awards Number of Shares of Stock (#)

		Target ($)	Maximum ($)
Name	Grant Date
Sherman L. Black	—	$281,250	$562,500	—	—	—	—
James R. Stewart	—	$125,150	$250,300	—	—	—	—
Samir Mittal	—	$117,500	$235,000	—	—	—	—
Raymond R. Hood	—	—	—	—	—	—	—
Christopher A. Wells	—	—	—	—	—	—	—

(1)

Represents bonuses that may have been earned by the named executive officers under our 2012 Incentive Plan. Under the matrices associated with the 2012 Incentive Plan, achievement of the performance goals at less than target level will result in a decreasing bonus until the achievement fails to meet the minimum performance goals, at which point the executive officer is entitled to no bonus such that there is no “threshold” level of achievement. See the column entitled “Non-Equity Incentive Plan” of the Summary Compensation Table for the amounts actually paid under the 2012 Incentive Plan. For explanation of the 2012 Incentive Plan, refer to the description on pages 17 through 26 of this proxy statement under the headings of Compensation Discussion and Analysis entitled “2012 Compensation Elements and Determinations.”

Outstanding Equity Awards at Fiscal Year-End

          The following table sets forth certain information concerning option awards outstanding to the named executive officers at December 31, 2012. As a result of Mr. Wells’ resignation on June 19, 2012, all vested stock options held by him expired on September 19, 2012.

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Option Exercise Price ($)	Option Expiration Date (1)
	150,000	50,000	$14.10	04/01/2016
Sherman L. Black	25,000	25,000	$17.34	01/01/2017
	4,125	12,375	$14.68	05/11/2018
	8,250	24,750	$11.17	11/01/2018

	32,500	32,500	$16.77	08/02/2017
James R. Stewart	1,500	4,500	$14.68	05/11/2018
	3,000	9,000	$11.17	11/01/2018

	37,500	12,500	$15.85	09/14/2016
	7,500	7,500	$17.57	05/12/2017
Samir Mittal	1,500	4,500	$14.68	05/11/2018
	3,000	9,000	$11.17	11/01/2018

Raymond R. Hood	37,500	—	$11.50	10/10/2018

(1)

Options vest and become exercisable in equal installments on the first four anniversaries of the date of grant and the expiration date of each option is the seven-year anniversary of the date of grant of such option. As a result of Mr. Hood’s resignation on November 30, 2012, all vested stock options held by him expired on February 28, 2013.

          The following table sets forth certain information concerning stock awards outstanding to the named executive officers at December 31, 2012. As a result of Mr. Wells’ resignation on June 19, 2012, all unvested restricted stock awards held by him were forfeited on that date. Mr. Hood was not granted any stock awards by Rimage.

	Stock Awards
Name	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)(1)
Sherman L. Black	34,650	$231,462
James R. Stewart	12,600	$84,168
Samir Mittal	12,600	$84,168

(1)	Value based on a share price of $6.68, which was the closing sales price for a share of our common stock on the Nasdaq Global Market on December 31, 2012.

2012 Options Exercised and Stock Vested

          The following table sets forth certain information concerning options exercised and stock awards vested during 2012 for the named executive officers.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
Sherman L. Black	—	—	11,550	$77,462
James R. Stewart	—	—	4,200	$28,168
Samir Mittal	—	—	4,200	$28,168
Christopher A. Wells	—	—	1,400	$12,012
Raymond R. Hood	—	—	—	—

(1)

For option awards, represents the difference between the exercise price and the fair market value of our common stock on the respective dates of exercise and for stock awards, represents the number of shares vested multiplied by the fair market value of our stock on the vesting date.

Employment Arrangements with Named Executive Officers and Post-Employment Compensation

          Our practice has been to enter into a standard form of letter agreement relating to severance and change in control benefits (the “letter agreement”) with each person appointed by the Board as an executive officer. Of the named executive officers, Messrs. Black, Stewart, Mittal, and Wells were parties to the letter agreement during his service in 2012. When he was hired in October 2011, we entered into an employment agreement with Mr. Hood that contained the same relevant provisions relating to severance and change in control benefits as the letter agreement. For convenience, the agreement with Mr. Hood is also referred to as a letter agreement.

          On December 28, 2012, we entered into an amended and restated form of letter agreement with Messrs. Black, Stewart and Mittal, our executive officers then serving. This amended and restated form of letter agreement reflects several technical changes that are designed to make the letter agreements comply with the requirements of Section 409A of the Internal Revenue Code. This section describes the amended and restated letter agreement our executives entered into on December 28, 2012.

          The terms “cause,” “good reason,” and “change in control,” used in the letter agreement are defined as follows:

Term	Definition

Cause	•

The failure by the executive officer to use his or her best efforts to perform the material duties and responsibilities of his or her position or to comply with any material policy or directive Rimage has in effect from time to time, provided the executive officer shall have received notice of such failure and have failed to cure the same within thirty days of such notice.

•

Any act on the part of the executive officer which is harmful to the reputation, financial condition, business or business relationships of Rimage, including, but not limited to, conduct which is inconsistent with federal or state law respecting harassment of, or discrimination against, any Rimage employee or harmful to the reputation or business relationships of the executive officer.

•

A material breach of the executive officer’s fiduciary responsibilities to Rimage, such as embezzlement or misappropriation of Rimage funds, business opportunities or properties, or to any of our customers, vendors, agents or employees.

	•	Conviction of, or guilty plea or nolo contendere plea by the executive officer to a felony or any crime involving moral turpitude, fraud or misrepresentation.

	•	A material breach of the executive officer’s Nondisclosure and Noncompetition Agreement with Rimage.

Term	Definition

Good Reason	Good Reason for the twelve month period following a Change in Control shall mean, without your express written consent, any of the following:

(i) a material diminution of your authority, duties or responsibilities with respect to your position immediately prior to the Change in Control, or

(ii) a material reduction in your base compensation as in effect immediately prior to the Change in Control;

(iii) a material reduction in the authority of the person to whom you report (or a change in your reporting directly to the Board of Directors, if applicable);

(iv) a material change in the geographic location at which you must perform services for Rimage; and

(v) any other action or inaction that constitutes a material violation of this Agreement by Rimage;

provided that no such termination for Good Reason shall be effective unless: (A) you provide written notice to the Chair of the Board of Directors of the existence of a condition specified in paragraphs (i) through (v) above within 90 days of the initial existence of the condition; (B) Rimage does not remedy such condition within 30 days of the date of such notice; and (C) you terminate your employment within 90 days following the last day of the remedial period described above.

Change in Control

Change in Control of Rimage shall mean a change in control which would be required to be reported in response to Item 5.01 of Form 8-K promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), whether or not Rimage is then subject to such reporting requirement, including without limitation, if:

•

any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly of securities of Rimage representing 20% or more of the combined voting power of Rimage’s then outstanding securities (other than an entity owned 50% or greater by Rimage or an employee pension plan for the benefit of the employees of Rimage);

•

there ceases to be a majority of the Board of Directors comprised of (A) individuals who, on the date of this letter agreement, constituted the Board of Directors of Rimage; and (B) any new director who subsequently was elected or nominated for election by a majority of the directors who held such office prior to a Change in Control; or

•

Rimage disposes of at least 75% of its assets, other than (X) to an entity owned 50% or greater by Rimage or any of its subsidiaries, or to an entity in which at least 50% of the voting equity securities are owned by the shareholders of Rimage immediately prior to the disposition in substantially the same percentage or (Y) as a result of a bankruptcy proceeding, dissolution or liquidation of Rimage.

          The letter agreement provides that if the executive officer’s employment is terminated without cause (other than during the twelve month period following a change in control), the executive will be entitled to payments of the executive officer’s regular base salary for a period of twelve months or until the executive secures other employment, whichever comes first. The executive officer will also be paid an amount equal to the average of the prior three calendar years’ annual bonus amount received by the executive. The bonus payment will be paid in twelve equal installments consistent with our regular payroll practices, but will cease at such earlier time as the executive officer secures other employment. We also will pay a portion of the premiums for continued health, dental and group life insurance until the earlier of: (A) twelve months from the date COBRA coverage begins; or (B) the date COBRA coverage otherwise terminates.

          If the employment of Messrs. Black, Stewart or Mittal was terminated without cause as of December 31, 2012, we estimate that the value of the benefits under the respective letter agreements would have been as follows based upon his salary for 2012 and an amount equal to the average of the annual bonus for the prior three completed calendar years prior to December 31, 2012 (2011, 2010 and 2009):

	Termination Without Cause
Executive Officer	Base Salary Payments	Bonus Payments	Insurance Premiums
Sherman L. Black	$375,000	$281,428	$12,714
James R. Stewart	$250,300	$111,628	$12,656
Samir Mittal	$235,000	$113,333	$840

          Messrs. Wells and Hood resigned from their respective positions prior to December 31, 2012 and accordingly, no amounts were payable to either under the letter agreement.

          The letter agreement also provides that if a change in control occurs and within twelve months of the change in control the executive’s employment is terminated by us without cause or by the executive for good reason, we must pay the executive a cash severance payment. The severance payment is payable within sixty days of the date of termination and will be equal to 100% of the sum of the executive’s annual base salary and his target bonus in effect on such date (without giving effect to any reduction that results in the executive’s termination for good reason). The target bonus is the cash amount under all our annual incentive compensation plans in which the executive participates, waiving any condition for payment to the executive and assuming that the performance goals for the period were achieved at the 100% level. We will pay a portion of the premiums for continued health, dental and group life insurance until the earlier of: (A) twelve months from the date COBRA coverage begins; or (B) the date COBRA coverage otherwise terminates.

          Additionally, all stock options held by the executive will immediately vest upon a change in control and if the agreements effectuating the change in control do not provide for the assumption or substitution of restricted stock awards, the restrictions will lapse on the restricted stock to the extent these restrictions have not already lapsed under the terms of the restricted stock award agreement.

          If, within twelve months of a change in control, the employment of Messrs. Black, Stewart, or Mittal was terminated without cause or for good reason as of December 31, 2012, we estimate that the value of the benefits under the letter agreements would have been as follows based upon his salary for 2012, target bonus for 2012, and stock option and restricted stock holdings at December 31, 2012:

	Termination Without Cause or For Good Reason Within 12 Months of a Change in Control
Executive Officer	Severance Payments	Insurance Premiums	Value of Accelerated Vesting of Stock Options (1)	Value of Accelerated Lapse of Restrictions on Restricted Stock (1)
Sherman L. Black	$656,250	$12,714	—	$231,462
James R. Stewart	$375,450	$12,656	—	$84,168
Samir Mittal	$352,500	$840	—	$84,168

(1)

Value based on a share price of $6.68, which was the closing sales price for a share of our common stock on the Nasdaq Global Market on December 31, 2012. Value of accelerated stock options is determined using the difference between that closing share price and the applicable option exercise price multiplied by the number of option shares whose exercisability is accelerated. Value of accelerated lapse of restricted stock is determined by multiplying the closing share price by the number of restricted stock whose lapse of restrictions is accelerated.

          These salary continuation and change in control benefits are conditioned upon the executive’s execution of a general release and compliance with a nondisclosure and non-competition agreement. Further, in the event that the vesting of options upon a change in control, together with all other benefits provided by the letter agreement, would result in all or a portion of such amount being subject to excise tax then the executive will be entitled to the amount that would result in no portion of the amount being subject to excise tax. In calculating the amounts described above, we assumed that no amount payable to the executive officer under the letter agreement is subject to excise tax.

          Additionally, if the amounts payable under the letter agreement would be subject to the requirements of Section 409A of the Internal Revenue Code, we may amend the letter agreement as we may determine, including to delay the start of any payment as provided in the letter agreement, amend the definition of change in control, and amend the definition of disability. In the event any such payment is so delayed, the amount of the first payment to the executive officer will be increased for interest earned on the delayed payment based upon interest for the period of delay, compounded annually, equal to the prime rate (as published in the Wall Street Journal) in effect as of the date the payment should otherwise have been provided. In calculating the amounts described above, we assumed that no amount payable to the executive officers under the letter agreement is subject to the requirements of Section 409A of the Internal Revenue Code.

          If the executive resigns (other than for good reason during the twelve month period following a change in control), if we terminate the executive’s employment for cause, or if the executive’s employment terminates as a result of death or disability, the executive is entitled to receive the executive’s base salary accrued but unpaid as of the date of termination, but is not entitled to receive any salary continuation benefit thereafter.

PROPOSAL 2:
APPROVAL OF A STOCK OPTION EXCHANGE FOR NON-EXECUTIVE EMPLOYEES

          Rimage is in the midst of a multi year transformation and retaining and providing incentives for our best people will be critical to achieving success and driving increased shareholder value. Stock options are an important retention and incentive tool for us. Currently, most stock options granted to our employees are underwater (meaning options with an exercise price that is significantly greater than our current trading price) and their retentive and incentive value is limited. In addition, we are incurring significant expense for these options in our financial statements for which we and our shareholders receive little value. Also, the potential dilution of these stock options to our existing shareholders (or “overhang”) could be overstated given that these options are so far underwater and unlikely to be exercised. We believe the best way to deal with these challenges consistent with the best interests of our shareholders is to implement a value neutral stock option exchange for non-executive employees. We believe this stock option exchange program will create retention and incentive for existing employees, maximize the return on the stock option expense we incur and reduce the overhang of our outstanding stock options.

          Accordingly, we are seeking shareholder approval of a value neutral stock option exchange program that would allow us to exchange certain stock options held by non-executive employees that are significantly “underwater” (meaning options with an exercise price that is significantly greater than our current trading price), for fewer stock options with an extended vesting schedule and an exercise price equal to the per share closing price of our common stock on the date of the exchange, which we refer to as the exchange date.

          The options exchanged will have a fair value approximately equal to the fair value of the surrendered options, based on a Black-Scholes option pricing model applied immediately prior to the exchange date.

          As further described below, we believe that this value neutral stock option exchange program is in the best interests of Rimage and our shareholders in that the program will:

•

Create retention value for Rimage by requiring employees to “re-earn” their replacement stock options through extended vesting and renew employee incentives with an exercise price that is aligned with our stock price appreciation;

•

Reduce the current “overhang,” or shares of common stock underlying outstanding stock options, and potential dilutive effect of our equity incentive program, as well as decrease pressure to grant additional equity awards to employees in the short-term and make shares available for future awards;

•	Align the expense associated with the stock options with their retention and motivational value; and

•	Increase limited pool of shares available for equity awards to help drive retention and incentives for existing employees, as well as recruit new employees, during our transformation.

Introduction

          As of April 1, 2013, there were [1,020,721] shares underlying outstanding stock options held by our non-executive employees. These options were granted under both our Amended and Restated 1992 Stock Option Plan (the “1992 Plan”) that was frozen in 2007 and our Second Amended and Restated 2007 Stock Incentive Plan (the “2007 Plan”). As of April 1, 2013, approximately [57]% of the stock options held by our non-executive employees were underwater.

          We believe that offering meaningful equity grants to our employees is a critical component of our compensation program and that stock options are an effective vehicle to recruit, motivate and retain employees. Since underwater options are perceived by employees as having little or no value, we believe that they are not an effective incentive to motivate and retain our employees and that they negatively affect the competitiveness of our compensation programs. In addition, although these stock options are not likely to be exercised as long as our stock price is lower than the applicable exercise price, we are required to continue to record stock-based compensation expense against our earnings through the end of their respective vesting periods. Furthermore, while they remain outstanding, the options will continue to be shares that we may be obligated to issue in the future, representing potential dilution to shareholders’ interests for up to their full term.

          In order to address these issues, we have determined that it would be in the best interests of Rimage and our shareholders to offer eligible non-executive employees a one-time opportunity to exchange certain of their existing stock options for newly issued stock options exercisable for a smaller number of shares at a lower exercise price based on a current market price, and with an extended vesting schedule (the “Employee Option Exchange”), which is the subject of this Proposal 2. Our executive officers and our directors are not eligible to participate in the Employee Option Exchange.

          The 1992 Plan and the 2007 Plan each require approval of our shareholders to permit the re-pricing of outstanding stock options granted under the respective plans; the Employee Option Exchange would constitute a re-pricing of outstanding stock options. Accordingly, we have not commenced the Employee Option Exchange and will not do so unless, among other things, it is approved by our shareholders. An approval by our shareholders of this Proposal 2 will constitute an approval of an amendment to the 1992 Plan and 2007 Plan to permit a re-pricing through the Employee Option Exchange. If approved, we anticipate that we will commence the Employee Option Exchange promptly after approval but in no event more than 12 months following such approval, with terms expected to be materially similar to those described below. If our shareholders do not approve the Employee Option Exchange, we will not commence the Employee Option Exchange and eligible stock options will remain outstanding and in effect in accordance with their existing terms.

Reasons for Implementing the Employee Option Exchange

          The Employee Option Exchange serves to align the interests of employees and shareholders because it will permit us to:

•

Restore the Full Range of Retention and Motivation Incentives. Many companies, especially those in our industry, have long used stock options as a means of attracting, motivating and retaining their employees, while aligning those individuals’ interests with those of the shareholders. Stock options are an important component of our approach to retaining and motivating employees. If we do not address the underwater stock option issue in the near to medium term, we believe it will be more difficult for us to retain our key employees. If we cannot retain these individuals, our ability to compete with other companies in our industry could be jeopardized, which could adversely affect our business, operating results and future stock price. We believe that granting new stock options in a value neutral exchange for underwater stock options will aid in both motivating and retaining the employees participating in the Employee Option Exchange because the potential for appreciation in the new stock options will align with our stock price appreciation and new vesting periods will exceed the remaining vesting periods of the surrendered stock options.

•

Overhang Reduction. Underwater options cannot be removed from our equity award overhang until they are exercised, or are cancelled due to expiration or the employee’s termination. The Employee Option Exchange is designed to reduce our overhang by eliminating eligible options that are currently outstanding, which we believe have little or no incentive value. Under the Employee Option Exchange, participating employees will receive stock options covering a smaller number of shares than the number of shares covered by the surrendered options. In this way, the number of shares of stock subject to outstanding equity awards will be reduced, thereby reducing our equity overhang. The extent of the reduction in our overhang will depend upon how many employees participate in the Employee Option Exchange and the number of Eligible Options tendered.

•

Alignment of Compensation Costs with Retention and Motivational Value of Stock Options. Our underwater option grants all have exercise prices that are equal to the fair market value of our common stock at the time of grant. Under applicable accounting rules, we are required to continue to recognize compensation expense related to these grants while they remain outstanding, even if they are never exercised because they remain underwater and do not fully provide the intended incentive and retention benefits. We believe it is an inefficient use of corporate resources to recognize compensation expense on awards that are not valued by employees. By replacing stock options that have little or no retention or incentive value with new stock options that will provide both retention and incentive value while incurring only minimal incremental compensation expense, we will more efficiently use our resources.

          We have also considered alternatives to the Employee Option Exchange such as increasing salaries and short-term cash incentive compensation and granting additional equity awards. Increasing salaries and short-term cash incentive compensation would increase our compensation expense and reduce both our cash position and cash flow from operations, but may not provide sufficient, meaningful, long-term benefits to Rimage. In addition, increases in cash compensation would not reduce the shares of the overhang on our common stock. As described above, reducing our overhang is one of the benefits of the Employee Option Exchange. Granting additional equity awards at current fair market value in lieu of implementing the Employee Option Exchange would increase our equity overhang and potential dilution to shareholders, as well as increase our compensation expense. Further, given that we only have [approximately 193,000] shares remaining for awards under the 2007 Plan as of April 1, 2013, we do not believe we have sufficient availability of shares to make appropriately sized additional equity awards to all of the non-executive employees with underwater options that otherwise would be eligible to participate in the Employee Option Exchange.

          In designing the Employee Option Exchange, we have taken into account shareholders’ interests by focusing on the following exchange principles:

•

Exchange ratios will be determined so that replacement options will have a fair value approximately equal to the fair value of the surrendered options (i.e., the Employee Option Exchange will be a “value-for-value” exchange)

•	To ensure that only those stock options that are underwater may be exchanged, the Employee Option Exchange will exclude:

(i)        options with a per share exercise price lower than the highest per share closing price of our common stock for the 52-week period immediately preceding the date of commencement of the Employee Option Exchange;

(ii) options with a per share exercise price less than 1.5 times the trading price of our common stock the date of commencement of the Employee Option Exchange; and

(iii) options which were granted within one year of the exchange date.

•

None of the replacement options will be vested on the date of grant, but will be subject to a new vesting schedule, with vesting beginning at the later of the first anniversary of the date of grant or the original vesting, subject to a participant’s continued employment with Rimage on the vesting date.

          After considering all available options in light of current market conditions and our expressed desire to provide meaningful long-term incentives to maximize shareholder value, it was determined that the Employee Option Exchange is in the best interests of Rimage and our shareholders.

Details of the Employee Option Exchange

          On March 11, 2013, our Compensation Committee recommended and our Board of Directors approved the Employee Option Exchange, subject to shareholder approval. We have not implemented the Employee Option Exchange and will not do so unless our shareholders approve this Proposal 2. If our shareholders approve the Employee Option Exchange, we intend to commence the program within 12 months following the date of shareholder approval. Within this time frame, the actual start date will be determined by us. However, even if our shareholders approve the Employee Option Exchange, we may later decide not to implement it. If the Employee Option Exchange does not commence within 12 months of shareholder approval, we will consider any Employee Option Exchange thereafter to be a new one, requiring new shareholder approval under the 1992 Plan and the 2007 Plan as a re-pricing of outstanding stock options.

          Option Eligibility

          It is currently expected that participants in the Employee Option Exchange will be eligible to surrender unexercised stock options that meet the following criteria (collectively, the “Eligible Options”):

•

The options must be “significantly” underwater on the date of exchange, which for this purpose means that the exercise price must be greater than or equal to (i) the highest per share closing price of our common stock during the 52-week period immediately preceding the date of commencement of the Employee Option Exchange, and (ii) 1.5 times the trading price of our common stock the date of commencement of the Employee Option Exchange. Solely for purposes of illustration in this Proxy Statement, we are assuming that an option would be significantly underwater for purposes of this definition and an Eligible Option under the Employee Option Exchange if it has an exercise price greater than or equal to $[11.25], which is 1.5 times the closing price of our common stock on April 1, 2013 and is greater than the highest per share closing price during the prior 52-week period.

•	The options must have been granted more than one year prior to the exchange date.

•	The options must not be scheduled to expire before the expiration of the Employee Option Exchange.

          If implemented, Eligible Options will be exchanged for new stock options, referred to herein as “Replacement Options,” in accordance with a specified exchange ratio as described below under the heading “Exchange Ratios.” The Replacement Options will have a modified vesting schedule, with vesting beginning at the later of the first anniversary of the date of grant or the original vesting, and an exercise price equal to the per share closing price of our common stock on the exchange date.

          Employee Eligibility

          To be eligible to participate in the Employee Option Exchange, an employee must be employed from the date of commencement of the Employee Option Exchange through the grant date of the Replacement Options in exchange for Eligible Options. If an employee does not remain an employee for any reason, including layoff, termination, voluntary resignation, death or disability, on the date that the Employee Option Exchange commences through and including the grant date of the Replacement Options following the expiration date of the Employee Option Exchange, the employee cannot participate in the Employee Option Exchange. If an employee is no longer an employee on the grant date for the Replacement Options, even if he or she had elected to participate and had validly tendered and not withdrawn his or her Eligible Options, such individual’s tender will automatically be deemed withdrawn and he or she will not be eligible to participate in the Employee Option Exchange. Such person would retain his or her outstanding options in accordance with their current terms and conditions.

          Executive officers, former employees, retirees, directors and consultants are not eligible for participation in the Employee Option Exchange.

          As of April 1, 2013, approximately [94] employees would be eligible to participate in the Employee Option Exchange.

          Participation in the Employee Option Exchange

          Participation in the Employee Option Exchange will be voluntary and an eligible employee may exchange any or all of his or her Eligible Options, provided that all of the options subject to the same option grant must be exchanged if any are exchanged. We will not accept partial exchanges of options.

          Implementation of the Employee Option Exchange

          If our shareholders approve the Employee Option Exchange, our Compensation Committee and our Board of Directors will determine the date upon which the Employee Option Exchange will begin. At that time, we will file written materials relating to Employee Option Exchange with the SEC as part of a tender offer statement on Schedule TO (the “Tender Offer Statement”). After we file materials with the SEC, we will send all eligible employees written materials, including an Offer to Exchange, that will explain the precise terms and timing of the Employee Option Exchange. Documents filed relating to the Employee Option Exchange will be available to the public, including eligible employees, at www.sec.gov.

          Eligible employees will be offered the opportunity to participate in the Employee Option Exchange pursuant to the Offer to Exchange, which will be distributed to all eligible employees. Eligible employees will be given at least 20 business days, subject to extension by us, in which to accept the offer of Replacement Options in exchange for the surrender of their Eligible Options. We expect, but are not required, to accept all Eligible Options validly tendered and not withdrawn at the close of the Employee Option Exchange, which will be subject to certain conditions that will be set forth in the Tender Offer Statement.

          Treatment of Validly Tendered and Accepted Eligible Options

          Under the terms of the 2007 Plan, shares underlying terminated equity awards, including cancelled Eligible Options, are returned to the 2007 Plan and are available for potential re-issuance, including as Replacement Options. Effective with the approval of the 2007 Plan by our shareholders in May 2007, the 1992 Plan was amended to eliminate our authority to grant any new awards or options under the 1992 Plan, including awards or options that become available for issuance as a result of cancellation or forfeiture of previously granted awards or options. Accordingly, the shares underlying Eligible Options awarded from the 1992 Plan that are tendered for cancellation by Eligible Employees will not be available for re-issuance as future awards and will not be issued as Replacement Options.

          We intend that any shares returned to the 2007 Plan as a result of the Employee Option Exchange, like the shares otherwise available for issuance under the 2007 Plan, will be used for awards made in accordance with our equity granting policy. See “Executive Compensation – Compensation Discussion and Analysis – Compensation Policies – Equity Granting Policy” for more information. As described elsewhere in this proxy statement, in October 2011, the Compensation Committee determined not to make equity awards that would have been typically granted to the named executive officers at this Annual Meeting. Approval of the Employee Option Exchange will not change this commitment by the Compensation Committee.

          Exchange Date

          Replacement Options will be granted under the 2007 Plan on the exchange date, which is the same date tendered Eligible Options will be surrendered and cancelled. The exchange date will be the first business day following expiration of the 20 business day period, subject to extension by us, applicable to the Employee Option Exchange as stated in the Tender Offer Statement.

          Exchange Ratios

          In the Employee Option Exchange, we intend to grant a “value-for-value” exchange, such that the value of the Replacement Options issued will approximate the value of Eligible Options validly tendered, not withdrawn, and accepted. The exact exchange ratios (that is, how many Eligible Options an eligible employee must surrender in order to receive one Replacement Option) will be determined immediately prior to the exchange date using the Black-Scholes option pricing model. This model is calibrated using historical option exercise and cancellation data to predict the timing and magnitude of exercises and post-vesting cancellations underlying the options being valued. Additionally, the option fair value is affected by a number of other complex variables which include, but are not limited to, the expected stock price, expected stock price volatility, expected post-vesting cancellation rate, risk-free interest rates, dividend yield, and projected employee exercise behavior.

          Shares underlying Replacement Options will be calculated according to the applicable exchange ratios and will be rounded down to the nearest whole share on a grant-by-grant basis. An example of possible exchange ratios is shown in the table under the heading “Illustrative Exchange Ratios” below.

          Election to Participate

          Participation in the Employee Option Exchange will be voluntary. Under the Employee Option Exchange, eligible employees may make a one-time election to surrender any or all of their Eligible Options in exchange for Replacement Options, in an amount to be determined in accordance with the applicable exchange ratio described above, and which will be detailed in the applicable Tender Offer Statement and related Offer to Exchange, when available.

          Terms of Replacement Options

Exercise Price of Replacement Options	All Replacement Options will be granted with an exercise price equal to the closing price of our common stock on the NASDAQ Global Market on the grant date.

Vesting of Replacement Options	Replacement Options issued under the Employee Option Exchange will be issued and outstanding immediately upon grant, but subject to additional vesting requirements.

Specifically, each Replacement Option will not vest at all until the first anniversary of the date of grant. At that time, each Replacement Option will vest as to that portion of the underlying shares that would be vested under the original vesting schedule of the exchanged Eligible Options. After the first anniversary of the date of grant, the shares that remain unvested will continue to vest in accordance with the original vesting schedule the Eligible Options that had been exchanged.

By way of example, if an Eligible Option is subject to vesting in equal installments on the first four anniversaries of the date of grant and it is 50% vested as of the date it was validly tendered and accepted by us, then the Replacement Option will vest as follows: on the first anniversary of the date of grant it will vest as to 75% of the underlying shares (50% plus an additional 25% that would have vested on the anniversary following the grant date under the terms of the original option), and the remaining 25% will vest on the original vesting date of the exchanged Eligible Option.

Replacement Options will vest only to the extent the holder continues providing services to the Company through each applicable vesting date. Replacement Options that are not vested at the time of termination of service will be forfeited.

Term of Replacement Options

All Replacement Options granted under the Employee Option Exchange will have a term equal to the greater of (i) the term of the Eligible Options for which they were exchanged, or (ii) three years from the exchange date.

Type of Replacement Options	The Replacement Options will be non-statutory stock options, even if the exchanged Eligible Options are classified as incentive stock options.

Other Terms and Conditions of Replacement Options

The Replacement Options will be granted under the 2007 Plan and will be subject to the terms and conditions thereof. Other terms and conditions of the Replacement Options will be set forth in an award agreement to be entered into on the grant date of the Replacement Options.

          Cancellation of Exchanged Options

          All Eligible Options validly tendered and accepted for exchange will be cancelled at the time of the exchange on the exchange date. All shares of common stock underlying Eligible Options granted under the 2007 Plan that are surrendered and cancelled under the Employee Option Exchange will be returned to the 2007 Plan and will become available for future awards under the 2007 Plan (including as awards of Replacement Options). Under the terms of the 2007 Plan, options granted under the 1992 Plan that are surrendered and cancelled under the Employee Option Exchange will not become available for future awards and the Replacement Options issued in exchange for cancelled Eligible Options from the 1992 Plan also will be issued from the 2007 Plan. Accordingly, the net increase in shares available for future awards under the 2007 Plan expected to be approximately [346,968] shares based upon the exchange ratios described below under “Illustrative Exchange Ratios.” The actual increase in the shares available for future awards under the 2007 Plan will be determined by the actual exchange ratios set immediately prior to the exchange date, the number of employees that participate in the Employee Option Exchange and the number of Eligible Options that are tendered.

          U.S. Federal Income Tax Consequences

          The following is a summary of the anticipated material U.S. federal income tax consequences of participating in the Employee Option Exchange. A more detailed summary of the applicable tax considerations to eligible employees will be provided in the Offer to Exchange.

          We believe the value neutral exchange of Eligible Options for Replacement Options pursuant to the Employee Option Exchange should be treated as a non-taxable exchange and neither we nor any eligible employees should recognize any income for U.S. federal income tax purposes upon the surrender of Eligible Options and the grant of Replacement Options. However, the tax consequences of the Employee Option Exchange are not entirely certain, and the Internal Revenue Service is not precluded from adopting a contrary position. The law and regulations themselves are also subject to change. All eligible employees are urged to consult their own tax advisors regarding the tax treatment of participating in the Employee Option Exchange under all applicable laws prior to participating in the Employee Option Exchange.

          Accounting Impact

          The program will be accounted for under Financial Accounting Standards Board Accounting Standards Codification Topic 718 (FASB ASC Topic 718). Any unrecognized compensation expense from the surrendered Eligible Options will be recognized over the vesting period of the Replacement Options.

          Under FASB ASC Topic 718, the Employee Option Exchange will be structured not to generate any significant incremental share-based compensation expense. Additional incremental expense would only be generated if the value of the Replacement Option was greater than the corresponding surrendered Eligible Option. Any incremental expense, which we expect to be minimal and only result from rounding of the ratios that will be set immediately prior to the exchange date, will also be recognized over the vesting period of the Replacement Options.

          Potential Modification of Terms to Comply with Governmental Requirements

          The terms of the Employee Option Exchange will be described in the Tender Offer Statement and accompanying Offer to Exchange that will be filed with the SEC and delivered to eligible employees. Although we do not anticipate that the SEC will require us to modify the terms materially, it is possible that we will need to alter the terms of the Employee Option Exchange to comply with potential SEC comments. Changes in the terms of the Employee Option Exchange may also be required for tax purposes for participants in the United States if the tax law changes or new interpretations are issued or other facts change the expected tax treatment of the Employee Option Exchanges to us or to participants in the Employee Option Exchanges.

Effect on Shareholders

          The Employee Option Exchange has been designed to provide renewed incentives and motivate eligible employees to create shareholder value. It is also intended to reduce the number of shares currently subject to outstanding options, or our “overhang.” We are not able to predict the exact extent of the reduction in our overhang because we are unable to predict how many employees will participate in the Employee Option Exchange or the number of Eligible Options that may be tendered thereunder. Nevertheless, for illustrative purposes only, the following table shows the effect of the Employee Option Exchange on our overhang as of April 1, 2013, assuming that all Eligible Options are validly tendered and accepted at the exchange ratios described herein.

Effect on Option Overhang (For Illustrative Purposes Only)
Total number of outstanding options held by non-executive employees prior to the Employee Option Exchange	[1,020,721]
Maximum number of Eligible Options to be cancelled in the Employee Option Exchange	[623,767]
Maximum number of Replacement Options to be issued in Employee Option Exchange	[182,637]
Total number of outstanding options held by non-executive employees following the Employee Option Exchange	[579,591]
Maximum reduction in shares subject to outstanding options as a result of the Employee Option Exchange	[441,130]

          In this illustration, of the [441,130] fewer shares that would be subject to outstanding options as a result of the Employee Option Exchange, [94,162] shares were underlying options issued pursuant to the 1992 Plan and these shares will be retired. The remaining [346,968] shares will be returned to the 2007 Plan and become available for awards under the 2007 Plan.

          The table above states the number of shares subject to outstanding options held by non-executive employees. Executive officers and directors are not eligible to participate in the Employee Option Exchange.

Illustrative Exchange Ratios

          The following table shows the theoretical exchange ratios and other data for Eligible Options in groups by exercise price, which provides groupings of options by similar per-share value. The actual exchange ratios will be determined in the manner described under the heading “Exchange Ratios” above. The ratios set out below were established for illustrative purposes only based on the Company’s closing stock price of $[7.50] on April 1, 2013, an assumed exchange date of July [1], 2013 and the option valuation methodology described above. The actual exchange ratios will be determined immediately prior to the exchange date. No assurances can be given that any applicable ratio will be higher or lower than those in the examples below, and the actual ratios will be dependent upon, among other things, our stock price at the applicable date.

Option Price Range of Eligible Options	Number of Shares Underlying Eligible Options (Projected as of Exchange Date)	Fair Value of Eligible Options		Weighted Average Remaining Life of Eligible Options (years)	Exchange Ratio (Eligible Options Exchanged to Replacement Options)	Number of Shares Underlying Replacement Options (Projected as of Exchange Date)
[$11.25 to $11.99]	[193,000]	$	[1.99]	[5.28]	[1.40 to 1]	[137,857]
[$12.00 to $14.99]	[151,755]	$	[0.35]	[3.36]	[5.00 to 1]	[30,351]
[$15.00 to $17.99]	[148,300]	$	[0.15]	[3.09]	[12.00 to 1]	[12,358]
[$18.00 to $19.99]	[29,250]	$	[0.05]	[2.11]	[31.00 to 1]	[944]
[$20.00 and greater]	[101,462]	$	[0.02]	[3.37]	[90.00 to 1]	[1,127]
TOTAL	[623,767]	$	[0.74]	[3.83]		[182,637]

Vote Required

          The affirmative vote of the holders of a majority of the shares of common stock represented at the Annual Meeting and entitled to vote is required to approve Proposal 2: Approval of a Stock Option Exchange for Non-Executive Employees, provided that the total number of shares that vote on the proposal represent a majority of our shares outstanding on the record date. Pursuant to the Dolphin Agreement, Dolphin will vote all of the shares of our common stock that it beneficially owns in accordance with the recommendations of our Board of Directors with respect to this Proposal 2. Proxies will be voted in favor of this proposal unless otherwise indicated.

The Board of Directors Recommends
Shareholders Vote FOR
Proposal 2: Approval of a Stock Option Exchange for Non-Executive Employees

PROPOSAL 3:
ADVISORY VOTE ON EXECUTIVE COMPENSATION

          Our Board of Directors has determined that an advisory vote on named executive officer compensation (commonly referred to as “say-on-pay”) will be held annually until the next time shareholders are required to cast an advisory vote on the frequency of the say-on-pay vote. Accordingly, we are asking our shareholders to cast an advisory vote on named executive officer compensation at this 2013 Annual Meeting.

          As described in detail in the section entitled “Executive Compensation – Compensation Discussion and Analysis,” our executive compensation program has been designed to implement core compensation principles, with a focus on pay for performance. Through the 2012 Incentive Plan, the Compensation Committee provided incentives intended to drive financial performance across our business. Because our Qumu business and our online publishing product are critical to our software product strategy and we believe these new lines of business have the potential to transform our company, the Compensation Committee gave significant weight to the financial performance of our Qumu business and our online publishing product through the 2012 Incentive Plan.

          Shareholders are encouraged to read the Executive Compensation section of this proxy statement for a more detailed discussion of our executive compensation programs, including information about 2012 compensation of our named executive officers. Shareholders are also encouraged to read “Executive Compensation – Compensation Discussion and Analysis – Consideration of 2012 Say-on-Pay Vote” for an explanation of the impact of last year’s say-on-pay vote on executive compensation.

          We are asking our shareholders to indicate their support for our named executive officer compensation as described in this proxy statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. Accordingly, we ask our shareholder to vote “FOR” the following resolution at the Annual Meeting:

RESOLVED, that the shareholders of Rimage Corporation approve, on an advisory basis, the compensation of the named executive officers as disclosed in Rimage’s proxy statement for the 2013 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis section, the compensation tables and any related material disclosed in this proxy statement.

          Approval of this Proposal 3 requires the affirmative vote of the holders of the majority of the shares present, in person or by proxy, and entitled to vote on this Proposal 3. Pursuant to the Dolphin Agreement, Dolphin will vote all of the shares of our common stock that it beneficially owns in accordance with the recommendations of our Board of Directors with respect to this Proposal 3. Proxies will be voted in favor of this proposal unless otherwise indicated.

          While this vote is advisory, and not binding on the Compensation Committee or the Board of Directors, it will provide valuable information to us that the Compensation Committee will be able to consider when determining executive compensation philosophy, policies and practices for the remainder of 2013 and beyond.

The Board of Directors Recommends
Shareholders Vote FOR
Proposal 3: Advisory Vote on Executive Compensation

DIRECTOR COMPENSATION

          Our non-employee directors received the following amounts for Board and committee service during 2012:

•	an annual retainer of $38,000;

•	an additional retainer of $16,000 for our non-executive Chairman of the Board, currently James L. Reissner;

•	an annual retainer of $6,000, $4,000 and $3,000 for members of the Audit, Compensation and Governance Committees, respectively; and

•	an additional annual retainer of $8,000, $6,000 and $3,000 for the chairs of the Audit, Compensation and Governance Committees, respectively.

          For directors who are not employees, the 2007 Plan provides for a grant of a discretionary number of shares of restricted stock, restricted stock units, or non-qualified stock options or a combination of any on each director’s election and re-election at the annual shareholder meeting, not to exceed 25,000 shares. Under this provision of the 2007 Plan, each non-employee director re-elected at the 2012 Annual Meeting, Messrs. Benveniste, Madison, Olson Quist, and Reissner, and Ms. Nelson, received 3,500 restricted stock units. Each restricted stock unit represents a contingent right to receive one share of our common stock. The restricted stock units vest in full on the first business day prior to the Annual Meeting of Shareholders next following the date of grant provided the director continues to provide services to Rimage on that date, subject to certain exceptions. Directors may elect to defer receipt of the shares to the earlier of January 1 of the 3rd to 10th year following the date of grant or the first January 1 following the date of separation of service from Rimage. Any restricted stock units the director does not elect to defer will be paid within 90 days following the date the restricted stock units first vest.

          In connection with their election to the Board, Mr. Olson and Ms. Nelson each received an award of 5,000 restricted stock units on January 7, 2012 and March 26, 2012, respectively. The restricted stock units vest in full on the first anniversary of the respective grant dates provided the director continues to provide services to Rimage on that date, subject to certain exceptions. These restricted stock units were subject to the same deferral option as the restricted stock units granted to non-employee directors in connection with the 2012 Annual Meeting. On February 20, 2013, the Compensation Committee recommended and on February 21, 2013, the Board determined that each non-employee director elected or re-elected at the Annual Meeting will receive 5,000 restricted stock units under the 2007 Plan. These restricted stock units will be subject to the same vesting terms and deferral option as the restricted stock units granted in connection with the 2012 Annual Meeting.

          The following table shows the cash and other compensation paid by us to each of our directors for 2012. Sherman L. Black, who is a director and an executive officer, received no compensation as a director during 2012. Justin A. Orlando was elected to the Board in March 2013 and accordingly, did not receive compensation as a Rimage board member in 2012.

Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($) (2)	Total ($)
Lawrence M. Benveniste	$56,000	$28,910	$84,910
Thomas F. Madison	$50,000	$28,910	$78,910
Kimberly K. Nelson	$35,250	$81,310	$116,560
Robert F. Olson	$48,000	$87,860	$135,860
Steven M. Quist	$53,000	$28,910	$81,910
James L. Reissner	$63,000	$28,910	$91,910

(1)	Represents cash retainer and meeting fees for 2012 as described above.

(2)

Valuation of awards based on the grant date fair value of those awards computed in accordance with FASB ASC Topic 718 utilizing assumptions discussed in Note 3 to our consolidated financial statements for the year ended December 31, 2012 included in our Annual Report on Form 10-K for the year ended December 31, 2012.

          The aggregate number of stock options outstanding at December 31, 2012 held by directors was: Mr. Benveniste, 62,000 shares; Mr. Black, 299,500 shares; Mr. Madison, 57,000 shares; Ms. Nelson, no shares; Mr. Olson, no shares; Mr. Quist, 62,000 shares; and Mr. Reissner, 62,000 shares. Each of these directors, with the exception of Mr. Black, also held 3,500 unvested restricted stock units as of December 31, 2012 that will vest on May 20, 2013, the first business day prior to this Annual Meeting, subject to deferral elections described above. Mr. Olson and Ms. Nelson also each held 5,000 unvested restricted stock units that vested on January 7, 2013 and March 26, 2013, respectively.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

          Since the beginning of 2012, we have not entered into any transaction and there are no currently proposed transactions, in which we were or are to be a participant and the amount involved exceeds $120,000 and in which any related person had or will have a direct or indirect material interest.

          The charter of our Audit Committee provides that the Audit Committee is responsible for reviewing and approving the terms and conditions of all transactions we enter into in which an officer, director or 5% or greater shareholder or any affiliate of these persons has a direct or indirect material interest. Our Code of Ethics and Business Conduct, which is applicable to all of our employees and directors, also prohibits our employees, including our executive officers, and our directors from engaging in conflict of interest transactions. Requests for waivers by our executive officers and directors from the provisions of, or requests for consents by our executive officers and directors under, our Code of Ethics and Business Conduct must be made to the Audit Committee.

          We have adopted a related person transaction approval policy, which sets forth our policies and procedures for the review, approval or ratification of any transaction required to be reported in our filings with the Securities and Exchange Commission. Our policy applies to any financial transaction, arrangement or relationship or any series of similar transactions, arrangements or relationships in which our company is a participant and in which a related person has a direct or indirect interest. Through the policy, the Audit Committee has also identified and pre-approved certain transactions with related persons, including:

•	employment of executive officers, director compensation to be reported in our proxy statement;

•	payment of ordinary expenses and business reimbursements;

•

transactions with related companies in which the dollar amount does not exceed $120,000 if the related party’s only relationship is as an employee (other than an executive officer), director or beneficial owner of less than 10% of that other company’s shares;

•

charitable contributions in which the dollar amount does not exceed $10,000 or 2% of the charitable organization’s receipts where a related party’s only relationship to the charity is as an employee (other than an executive officer) or a director;

•	payments made under our articles of incorporation, bylaws, insurance policies or other agreements relating to indemnification;

•	transactions in which our shareholders receive proportional benefits; and

•	transactions that involve competitive bid, banking transactions and transactions where the terms of which are regulated by law or governmental authority.

          The Audit Committee must approve any related person transaction subject to this policy before commencement of the related party transaction. If pre-approval is not feasible, the Audit Committee may ratify, amend or terminate the related person transaction. The Audit Committee will analyze the following factors, in addition to any other factors the Committee deems appropriate, in determining whether to approve a related party transaction:

•	whether the terms are fair to us;

•	whether the terms of the related party transaction are no less favorable than terms generally available to an unaffiliated third-party under the same or similar circumstances;

•	whether the related party transaction is material to us;

•	the role the related party has played in arranging the transaction;

•	the structure of the related party transaction;

•	the interests of all related parties in the transaction;

•	the extent of the related party’s interest in the transaction; and

•	whether the transaction would require a waiver of our Code of Ethics and Business Conduct.

The Audit Committee may, in its sole discretion, approve or deny any related person transaction. Approval of a related person transaction may be conditioned upon our company and the related person taking such precautionary actions, as the Audit Committees deems appropriate.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

          Under federal securities laws, our directors and officers, and any beneficial owner of more than 10% of a class of our equity securities, are required to report their ownership of our equity securities and any changes in such ownership to the Securities and Exchange Commission. Specific due dates for these reports have been established by the Securities and Exchange Commission, and we are required to disclose in this proxy statement any delinquent filing of such reports and any failure to file such reports during the year ending December 31, 2012.

          Based upon information provided by our officers and directors, we believe that all officers, directors and 10% shareholders filed all reports on a timely basis in year 2012.

PROPOSAL 4:
RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

          The Audit Committee has selected KPMG LLP as our independent registered public accounting firm to audit our consolidated financial statements for the year ending December 31, 2013 and to perform other appropriate audit-related and tax services. While the Audit Committee retains the sole authority to retain, compensate, oversee and terminate the independent registered public accounting firm, the Audit Committee is submitting the reappointment of KPMG LLP as our independent registered public accounting firm for ratification. In the event the shareholders do not ratify the reappointment of KPMG LLP, the Audit Committee will reconsider the selection.

          The affirmative vote of the holders of a majority of the shares of common stock represented at the Annual Meeting and entitled to vote is required to approve the ratification of the appointment of the independent public accounting firm, provided that the total number of shares that vote on the proposal represent a majority of our shares outstanding on the record date. Pursuant to the Dolphin Agreement, Dolphin will vote all of the shares of our common stock that it beneficially owns in accordance with the recommendations of our Board of Directors with respect to this Proposal 4. Proxies will be voted in favor of this proposal unless otherwise indicated.

The Board of Directors Recommends
Shareholders Vote FOR
Proposal 4: Ratification of the Appointment of KPMG LLP

RELATIONSHIP WITH INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

          The Audit Committee has selected KPMG LLP as its independent registered public accounting firm for Rimage’s year ending December 31, 2013 and has asked the shareholders to ratify such appointment. Representatives of KPMG LLP, which has served as our independent auditors since 1989, are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders.

Accountant Fees and Services

          The following is an explanation of the fees billed to us by KPMG LLP for professional services rendered for the years ended December 31, 2012 and December 31, 2011, which totaled approximately $785,983 and $855,452, respectively.

          Audit Fees. The aggregate fees billed or estimated to be billed to us for professional services related to the audit of our annual financial statements, review of financial statements included in our Forms 10-Q, work relating to our internal controls over financial reporting and the attestations required by Section 404 of the Sarbanes-Oxley Act of 2002, or other services normally provided by KPMG LLP in connection with statutory and regulatory filings or engagements for the years ended December 31, 2012 and December 31, 2011 totaled approximately $607,733 and $578,314, respectively.

          Audit-Related Fees. Fees billed to us for assurance and related professional services by KPMG LLP that are reasonably related to the performance of the audit or review of our financial statements and are not reported above under “Audit Fees” totaled $2,750 for the year ended December 31, 2012 and no fees for the year ended December 31, 2011. Fees billed in 2012 were for advisory services associated with our response to an SEC comment letter.

          Tax Fees. The aggregate fees billed to us by KPMG LLP for professional services related to tax compliance, tax advice, and tax planning, including preparation of federal and state tax returns for the years ended December 31, 2012 and December 31, 2011 totaled approximately $125,500 and $82,440, respectively.

          All Other Fees. Other than those described above, fees billed to us by KPMG LLP for consulting and tax related services totaled $50,000 and $194,698 for the years ended December 31, 2012 and December 31, 2011, respectively. Fees billed in 2012 were for a Section 382 study associated with our acquisition of Qumu in 2011. Fees billed in 2011 were for financial and tax related due diligence services associated with our acquisition of Qumu and indirect tax matters impacting our international operations.

Audit Committee Pre-Approval Procedures

          We have adopted pre-approval policies and procedures for the Audit Committee that require the Audit Committee to pre-approve all audit and all permitted non-audit engagements and services (including the fees and terms thereof) by the independent auditors, except that the Audit Committee may delegate the authority to pre-approve any engagement or service less than $25,000 to one of its members, but requires that the member report such pre-approval at the next full Audit Committee meeting. The Audit Committee may not delegate its pre-approval authority for any services rendered by our independent auditors relating to internal controls. These pre-approval policies and procedures prohibit delegation of the Audit Committee’s responsibilities to Company management. Under the policies and procedures, the Audit Committee may pre-approve specifically described categories of services which are expected to be conducted over the subsequent twelve months on its own volition, or upon application by management or the independent auditor.

          All of the services described above for 2012 were pre-approved by the Audit Committee or a member of the Committee before KPMG LLP was engaged to render the services.

SHAREHOLDER PROPOSALS FOR 2014 ANNUAL MEETING

          The proxy rules of the Securities and Exchange Commission permit our shareholders, after timely notice to us, to present proposals for shareholder action in our proxy statement where such proposals are consistent with applicable law, pertain to matters appropriate for shareholder action and are not properly omitted by our action in accordance with the proxy rules. In order for a shareholder proposal to be considered for inclusion in the proxy statement for the 2014 Annual Meeting of Shareholders, the proposal must be received by the Secretary of Rimage Corporation in writing at our corporate offices, 7725 Washington Avenue South, Edina, Minnesota 55439, no later than December 17, 2013.

          Pursuant to our bylaws, in order for any other proposal to be properly brought before the next annual meeting by a shareholder, including a nominee for director to be considered at such annual meeting, the shareholder must give written notice of such shareholder’s intent to bring a matter before the annual meeting, or nominate the director, no later than December 17, 2013. Each such notice must set forth certain information with respect to the shareholder who intends to bring such matter before the meeting and the business desired to be conducted, as set forth in greater detail in the section of this proxy statement entitled “Corporate Governance — Director Nominations” and in our bylaws. If we receive notice of a shareholder proposal after December 17, 2013, such proposal also will be considered untimely pursuant to Rules 14a-4 and 14a-5(e) and the persons named in proxies solicited by the Board of Directors for our 2013 Annual Meeting of Shareholders may exercise discretionary voting power with respect to such proposal.

OTHER BUSINESS

          At the date of this proxy statement, management knows of no other business that may properly come before the Annual Meeting. However, if any other matters properly come before the Annual Meeting, the persons named in the enclosed form of proxy will vote the proxies received in response to this solicitation in accordance with their best judgment on such matters.

By Order of the Board of Directors

Sherman L. Black
President and Chief Executive Officer

Edina, Minnesota
April 16, 2013

Shareowner ServicesSM P.O. Box 64945 St. Paul, MN 55164-0945
Address Change? Mark box, sign, and indicate changes below: ☐
COMPANY #
TO VOTE BY INTERNET OR TELEPHONE, SEE REVERSE SIDE OF THIS PROXY CARD.

TO VOTE BY MAIL AS THE BOARD OF DIRECTORS RECOMMENDS ON ALL ITEMS BELOW, SIMPLY SIGN, DATE, AND RETURN THIS PROXY CARD.

The Board of Directors Recommends a Vote FOR All Nominees in Proposal 1 and FOR Proposals 2, 3 and 4.

1.	Election of directors:	01 Sherman L. Black 02 Lawrence M. Benveniste 03 Thomas F. Madison 04 Kimberly K. Nelson	05 Robert F. Olson 06 Justin A. Orlando 07 Steven M. Quist 08 James L. Reissner	☐	Vote FOR all nominees (except as marked)	☐	Vote WITHHELD from all nominees

Please fold here – Do not separate

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2.	To approve a stock option exchange for the Company’s non-executive employees.	☐	For	☐	Against	☐	Abstain

3.	Cast an advisory vote on executive compensation.	☐	For	☐	Against	☐	Abstain

4.	To ratify and approve the appointment of KPMG LLP as the independent registered public accounting firm for Rimage Corporation for the fiscal year ending December 31, 2013.	☐	For	☐	Against	☐	Abstain

THIS PROXY, IF PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR EACH NOMINEE NAMED IN PROPOSAL 1 AND FOR PROPOSALS 2, 3 AND 4. PLEASE SIGN, DATE AND RETURN THIS PROXY FORM USING THE ENCLOSED ENVELOPE.

I plan to attend the meeting     ☐

Address Change? Mark box, sign, and indicate changes below:

Date _____________________________________, 2013

Signature(s) in Box
Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy.

RIMAGE CORPORATION

ANNUAL MEETING OF SHAREHOLDERS

Tuesday, May 21, 2013
2:30 p.m. Minneapolis, Minnesota Time

4200 IDS Center
80 South Eighth Street
Minneapolis, Minnesota

Rimage Corporation 7725 Washington Avenue South Edina, Minnesota 55439	proxy

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Sherman L. Black and James R. Stewart, or any of them, with power of substitution to each, as proxies, and hereby authorizes them to represent the undersigned at the Annual Meeting of Shareholders of Rimage Corporation to be held at 4200 IDS Center, 80 South Eighth Street, Minneapolis, Minnesota, on Tuesday, May 21, 2013 at 2:30 p.m. Minneapolis, Minnesota Time, and at any adjournment(s) or postponement(s) thereof, and to vote, as designated below, all shares of Common Stock of Rimage Corporation held of record by the undersigned on April 1, 2013 and which the undersigned would be entitled to vote at such Annual Meeting, hereby revoking all former proxies.

Vote by Internet, Telephone or Mail
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Your phone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

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May 20, 2013.	(CT) on May 20, 2013.

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